                                                                     Exhibit 1.1

                            [THE BOC GROUP PLC LOGO]



                                    No. 22096

                         The Companies Acts 1985 to 1989

                            COMPANY LIMITED BY SHARES

                         Incorporated 26th January 1886




                                   MEMORANDUM

                                       AND

                                    ARTICLES

                                       OF

                                   ASSOCIATION




                     Reprinted to include all amendments to


                                18TH JANUARY 2002

                                    CONTENTS

                                                                            PAGE
                                                                            ----
CERTIFICATE OF INCORPORATION

MEMORANDUM OF ASSOCIATION                                                     i

RESOLUTIONS

ARTICLES OF ASSOCIATION


INTERPRETATION                                                                1

1.   Exclusion of Table A                                                     1

2.   Compliance with legislation, shareholder resolutions and
     existing share rights                                                    1

3.   Definitions                                                              1

4.   Form of resolution                                                       2


SHARE CAPITAL                                                                 3

5.   Authorised share capital                                                 3

6.   Rights attached to shares                                                3

7.   Redeemable shares                                                        3

8.   Purchase of BOC's shares                                                 3

9.   Variation of rights                                                      3

10.  New shares of equal priority                                             3

11.  Unissued shares                                                          4

12.  Payment of commission                                                    4

13.  Trusts not recognised                                                    4

14.  Suspension of rights on non-disclosure of interest                       4

15.  CREST shares                                                             5

16.  Right to share certificates                                              6

17.  Replacement of share certificates                                        7

18.  Form of share certificates                                               7


BOC'S RIGHTS OVER PARTLY PAID SHARES                                          8

19.  BOC's rights over partly paid shares                                     8

20.  Enforcing the right by sale                                              8

21.  Application of proceeds of sale                                          8

CALLS ON SHARES                                                               9

22.  Calls on shares                                                          9

23.  Payment of calls                                                         9

24.  Liability of joint holders                                               9

25.  Interest on late payment of calls                                        9

26.  Sums due on allotment treated as calls                                   9

27.  Power to differentiate between shareholders                              9

28.  Payment of calls in advance                                             10


FORFEITURE OF SHARES                                                         10

29.  Notice if call or instalment not paid                                   10

30.  Form of notice                                                          10

31.  Non-compliance with notice                                              10

32.  Notice after forfeiture                                                 10

33.  Sale of forfeited shares                                                11

34.  Arrears to be paid despite forfeiture                                   11

35.  Statutory declaration as to forfeiture or enforcement of lien           11


TRANSFER OF SHARES                                                           12

36.  Transfer                                                                12

37.  Execution of transfer forms                                             12

38.  Rights to refuse registration of partly paid shares                     12

39.  Other rights to refuse to register share transfers                      12

40.  Notice of refusal                                                       13

41.  Suspension of registration                                              13

42.  No fee for registration                                                 13

43.  Untraced shareholders                                                   13


AUTOMATIC ENTITLEMENT TO SHARES BY LAW                                       14

44.  Automatic entitlement on death                                          14

45.  Entry of automatic entitlement in register                              14

46.  Election when automatically entitled by law                             14

47.  Rights when automatically entitled by law                               15

ALTERATION OF SHARE CAPITAL                                                  15

48.  Increase, consolidation, sub-division and cancellation                  15

49.  Fractions                                                               16

50.  Reduction of capital                                                    16


GENERAL MEETINGS                                                             16

51.  Annual general meetings                                                 16

52.  Extraordinary general meetings                                          16


NOTICE OF GENERAL MEETINGS                                                   16

53.  Notice of general meetings                                              16

54.  Class meetings                                                          17

55.  Omission or non-receipt of notice                                       17

56.  Postponement or relocation of general meetings                          17


PROCEEDINGS AT GENERAL MEETINGS                                              18

57.  Proceeding to business                                                  18

58.  Insufficient shareholders                                               18

59.  Security arrangements                                                   19

60.  Chairman of general meetings                                            19

61.  Orderly conduct                                                         19

62.  Entitlement to attend and speak                                         19

63.  Adjournments                                                            19

64.  Notice of adjournment                                                   20


AMENDMENTS                                                                   20

65.  Amendments to resolutions                                               20



VOTING                                                                       21

66.  Votes of shareholders                                                   21

67.  Method of voting                                                        21

68.  Procedure and timing for a poll                                         21

69.  Continuance of other business after poll demand                         21

70.  Voting on a poll                                                        22

71.  Casting vote of chairman                                                22

72.  Votes of joint holders                                                  22

73.  Voting on behalf of an incapable shareholder                            22

74.  No right to vote when sums overdue on shares                            22

75.  Objections or errors in voting                                          22



PROXIES                                                                      23

76.  Execution of proxies                                                    23

77.  Delivery of proxies                                                     23

78.  Authority of proxy                                                      24

79.  Identity of proxy                                                       24

80.  Cancellation of proxy's authority                                       24

81.  Corporate representatives                                               24


APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS                             24

82.  Number of directors                                                     24

83.  Age of directors                                                        25

84.  Shareholding qualification                                              25

85.  Appointment of directors by shareholders                                25

86.  Appointment of directors by the board                                   25

87.  Number to retire                                                        25

88.  Identity of directors to retire                                         25

89.  Removal of directors by shareholders                                    26

90.  Persons eligible as directors                                           26

91.  Time of retirement                                                      26

92.  Vacation of office by directors                                         26

93.  Alternate directors                                                     27

94.  Executive directors                                                     28

95.  The title "director"                                                    28


FEES, REMUNERATION, EXPENSES AND PENSIONS                                    29

96.  Directors' fees                                                         29

97.  Additional remuneration                                                 29

98.  Expenses                                                                29

99.  Pension and benefits for directors                                      29


DIRECTORS' INTERESTS                                                         29

100. Directors' interests and voting                                         29


POWERS AND DUTIES OF THE BOARD                                               32

101. General powers of BOC rest with the directors                           32

102. Delegation to committees and others                                     33

103. Borrowing powers                                                        33

104. Registers                                                               37

105. Provision for employees                                                 37


PROCEEDINGS OF THE BOARD                                                     37

106. Board meetings                                                          37

107. Notice of board meetings                                                37

108. Proceeding to business                                                  37

109. Directors below minimum through vacancies                               38

110. Appointment of chairman                                                 38

111. Voting                                                                  38

112. Participation in meetings by telephone                                  38

113. Resolution in writing                                                   38

114. Validity of acts of board or committee                                  39


SECRETARY                                                                    39

115. Appointment and removal of company secretary                            39


SEALS                                                                        39

116. Company seals                                                           39

117. Authentication of documents                                             40


DIVIDENDS AND OTHER PAYMENTS                                                 40

118. Declaration of dividends by shareholders                                40

119. Payment of interim and fixed dividends by the directors                 40

120. Calculation and currency of dividends                                   40

121. Amounts due on shares may be deducted from dividends                    40

122. Purchase of assets effective from past date                             41

123. No interest on dividends                                                41

124. Waiver of dividends                                                     41

125. Payment procedure                                                       41

126. Uncashed dividends                                                      42

127. Dividends unclaimed for 12 years                                        42

128. Dividends not in cash                                                   42

129. Scrip dividends                                                         42

CAPITALISATION OF RESERVES                                                   44

130. Power to capitalise reserves and funds                                  44


RECORD DATES                                                                 44

131. Power to choose any record date                                         44


ACCOUNTING RECORDS AND SUMMARY FINANCIAL STATEMENTS                          44

132. Records to be kept                                                      44

133. Inspection of records                                                   44

134. Summary financial statements                                            45


DELIVERY OF NOTICES AND OTHER DOCUMENTS TO SHAREHOLDERS                      45

135. Delivery of documents                                                   45

136. Record date for delivery                                                46

137. Shareholders resident abroad                                            46

138. Delivery to people automatically entitled by law                        46

139. When notice is treated as delivered                                     47

140. Time periods                                                            47

141. Notice when post not available                                          47


DESTRUCTION OF DOCUMENTS                                                     48

142. Presumptions where documents destroyed                                  48


WINDING UP                                                                   49

143. Directors' petition                                                     49

144. Distribution of assets other than cash on liquidation                   49


INDEMNITY                                                                    49

145. Indemnity of officers                                                   49


GLOSSARY                                                                     50

                                    No. 22096






                                   CERTIFICATE


                                       of


                                  INCORPORATION


                                       ON


                                 CHANGE OF NAME



                   I HEREBY CERTIFY that BOC INTERNATIONAL plc

            having by special resolution and with the approval of the

            Secretary of State changed its name, is now incorporated

                      under the name of THE BOC GROUP plc.




               GIVEN under my hand at Cardiff the 1st March 1982.








                                  E.A. WILSON,


                        Assistant Registrar of Companies

                            [THE BOC GROUP PLC LOGO]



                         The Companies Acts 1985 to 1989

                            COMPANY LIMITED BY SHARES


                                   MEMORANDUM

                                       OF

                                   ASSOCIATION


                       (as amended on 25th February, 1981
                            and 27th February, 1998)



1.   The name of the Company is "THE BOC GROUP PLC". See Note (i)

2.   The Company is to be a public company.

3.   The registered office of the Company will be situated in England and Wales.

4.   The objects for which the Company is established are:-

     (A) To carry on business as manufacturers, producers, converters, processors, refiners, distillers, users, merchants, distributors, purchasers or dealers of or in any natural or man-made substance, or of or in any products derived or made therefrom.

     (B) To carry on business as builders, miners, engineers, chemists, concessionaires, planters, storers, carriers by land, sea or air, importers, exporters, wholesalers, retailers, factors, principals, agents, consultants, advisers, contractors, managers, or otherwise in connection with any business which the Company is authorised to carry on (whether or not such business is then being carried on by the Company) and to assist in any manner or perform any kind of service including (but not limited to) the provision of technical assistance, insurance and finance for any person or body of persons.

     (C) To carry on and conduct any business which the Company is authorised to conduct either by itself or through subsidiaries, associated companies and others and to act as a holding company and to co-ordinate the businesses of any companies in which the Company is for the time being interested.

     (D) To carry on any other business of any nature whatsoever which may seem to the Directors to be capable of being conveniently carried on in connection or conjunction with any business of the Company hereinbefore or hereinafter authorised or to be expedient with a view to rendering profitable or more profitable any of the Company's assets or utilising its know-how or expertise.

     (E) To subscribe, underwrite, purchase, or otherwise acquire, and to hold, dispose of and deal with, any shares or other securities or investments of any nature whatsoever, and any options or rights in respect thereof, and to buy and sell foreign exchange.

     (F) To draw, make, accept, endorse, discount, negotiate, execute, and issue, and to buy, sell and deal with bills of exchange, promissory notes and other negotiable or transferable instruments or securities.

     (G) To purchase, or otherwise acquire for any estate or interest any property or assets or any concessions, licences, grants, patents, trade marks, copyrights or other exclusive or non-exclusive rights of any kind and to develop and turn to account and deal with the same in such manner as may be thought fit and to make experiments and tests and to carry on all kinds of research work.

     (H) To build, construct, equip, execute, carry out, improve, work, develop, administer, maintain, manage or control works, plants, factories, wharves, jetties, roads, railways, warehouses, depots, offices and other buildings, structures or facilities of all kinds, whether for the purposes of the Company or for sale, letting or hire to or in return for any consideration from any company, firm or person, and to contribute to or assist in or carry out any part of any such operation.

     (I) To purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any company, firm or person carrying on any business which the Company is authorised to carry on or possessed of any property suitable for the purposes of the Company; to promote, or join in the promotion of, any company, whether or not having objects similar to those of the Company; and to amalgamate or enter into partnership or any joint venture or profit-sharing arrangement or other association with any company, firm or person.

     (J) To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgages and charges upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by the creation and issue of debentures, debenture stock or other securities of any description.

     (K) To advance, lend or deposit money or give credit to or with any company, firm or person on such terms as may be thought fit and with or without security.

     (L) To guarantee or give indemnities or provide security, whether by personal covenant or by mortgage or charge upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by all or any such methods, for the performance of any contracts or obligations, and the payment of capital or principal (together with any premium) and dividends or interest on any shares, debentures, indebtedness or other securities, of any person, firm or company including (without limiting the generality of the foregoing) any company which is for the time being a holding company of the Company or another subsidiary of any such holding company or which is associated with the Company in business.

     (M) To issue any securities which the Company has power to issue for any other purpose by way of security or indemnity or in satisfaction of any liability undertaken or agreed to be undertaken by the Company.

     (N) To sell, lease, grant licences, easements and other rights over, and in any other manner deal with or dispose of, the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for shares or other securities, whether fully or partly paid-up.

     (O) To procure the registration or incorporation of the Company in or under the laws of any territory outside England.

     (P) To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any purpose which may be considered likely directly or indirectly to further the interests of the Company or of its members.

     (Q) To establish and maintain or contribute to any pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any individuals who are or were at any time in the employment or service of the Company or of any company which is its holding company or is a subsidiary of the Company or any such holding company or otherwise is allied to or associated with the Company, or who are or were at any time directors or officers of the Company or of any such other company and the wives, widows, families and dependants of any such individuals; to establish and subsidise or subscribe to any institutions, associations, clubs or funds which may be considered likely to benefit any such persons or to further the interests of the Company or of any such other company; and to make payments for or towards the insurance of any such persons.

     (R) To establish and maintain, and to contribute to, any scheme for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of its employees or former employees, or those of its subsidiary or holding company or subsidiary of its holding company, or by or for the benefit of such other persons as may for the time being be permitted by law, or any scheme for sharing profits with its employees or those of its subsidiary and/or associated companies, and (so far as for the time being permitted by law) to lend money to the Company's employees (other than directors) with a view to enabling them to acquire shares in the Company or its holding company.

     (S) To distribute among members of the Company in specie or otherwise, by way of dividend or bonus or by way of reduction of capital, all or any of the property or assets of the Company, or any proceeds of sale or other disposal of any property or assets of the Company, with and subject to any incident authorised and consent required by law.

     (T) To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents, subsidiary companies or otherwise, and either alone or in conjunction with others.

     (U) To do all such other things as may be considered to be incidental or conducive to any of the above objects.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this Clause (except only if and in so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraph or the order in which the same occur or the name of the Company and references therein to a "company" shall include references to a body corporate wherever incorporated.

5.   The liability of the members is limited.

6. BOC's authorised share capital is(pound)147,500,000 made up of 590,000,000 shares of 25p each.See Notes (ii)&(iii)


Notes:


(i) (a) The original name of the Company "BRIN'S OXYGEN COMPANY LIMITED" was changed to "THE BRITISH OXYGEN COMPANY LIMITED" on 23rd July 1906 pursuant to a Special Resolution passed on 14th June 1906 and confirmed on 11th July 1906.

     (b) The name of the Company was changed to "BOC INTERNATIONAL LIMITED" on 10th April 1975 pursuant to a Special Resolution passed on 25th March 1975 and to "BOC INTERNATIONAL plc" on 6th March 1981 pursuant to a Resolution of the Board of Directors passed on 25th February 1981.

     (c) The name of the Company was further changed to "THE BOC GROUP plc" on 1st March 1982 pursuant to a Special Resolution passed on 17th February 1982.

(ii) The capital of the Company has been increased and altered by various Resolutions, and on 16th January 1997 was (pound)150,000,000 divided into 500,000 4.55 per cent Cumulative Preference Shares of (pound)1 each; 1,000,000 3.5 per cent Cumulative Second Preference Shares of (pound)1 each; 1,000,000 2.8 per cent Cumulative Second Preference Shares of (pound)1 each, all of which were issued and were fully paid; 487,168,691 Ordinary shares of 25p each, all of which were issued and were fully paid; and 102,831,309 shares of 25p each, none of which had been issued.

(iii)On 27th February 1998, the capital of BOC was reduced by the cancellation and repayment of the 4.55 per cent. Cumulative Preference Shares of (pound)1 each, the 3.5 per cent. Cumulative Second Preference Shares of (pound)1 each and the 2.8 per cent. Cumulative Second Preference Shares of (pound)1 each. This was approved by special resolution at the Annual General Meeting on 16th January 1998 and confirmed by the High Court on 25th February 1998.

     The capital of BOC on 27th February 1998 immediately following the reduction of capital was (pound)147,500,000 divided into 590,000,000 shares of 25p each of which 487,182,754 Ordinary shares of 25p each were issued and were fully-paid and 102,817,246 shares of 25p each had not been issued.

                                    No. 22096


                        The Companies Acts 1985 and 1989


                            COMPANY LIMITED BY SHARES


                                   Resolutions

                                       of

                                THE BOC GROUP plc



                           ---------------------------

                           Passed on 18th January 2002

                           ---------------------------




At the ANNUAL GENERAL MEETING of The BOC Group plc held on Friday 18th January 2002, Resolution 9. was duly passed as an ORDINARY RESOLUTION and Resolutions 10., 11. and 12. were duly passed as SPECIAL RESOLUTIONS:


9. That the directors are authorised under Section 80 of the Companies Act 1985 to allot relevant securities (as defined in that Act) up to an aggregate nominal amount of (pound)18,580,721. This authority will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However before this authority expires BOC may make an offer or agreement which would or might require relevant securities to be allotted after the expiry and the directors may allot relevant securities under any such offer or agreement as if the power had not expired.

10. That provided resolution 9 has been passed, the directors have the power under Section 95 of the Companies Act 1985 to allot equity securities (as defined in that Act) for cash, without regard to any existing pre-emption rights, as if Section 89 (1) of that Act did not apply. The power is limited to: (i) allotments connected to a rights issue to Ordinary shareholders where the rights of each shareholder are, as nearly as practicable, proportionate to the number of shares held. The directors may exclude certain shareholders, deal with fractions and generally manage the rights issue as they think fit; and (ii) the allotment of equity securities up to an aggregate nominal value of (pound)6,182,521.25.

     This power will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However before this authority expires BOC may make an offer or agreement which would or might require equity securities to be allotted after the expiry and the directors may allot equity securities under any such offer or agreement as if the power had not expired.

11. That BOC is authorised to purchase its own fully-paid Ordinary shares, for cancellation, by way of market purchases (within the meaning of section 163(3) of the Companies Act 1985) provided that:

     (a) the maximum number of Ordinary shares which BOC may purchase is 49,460,170;

     (b) the minimum price which BOC may pay for any Ordinary share is 25p;

     (c) the maximum price which BOC may pay for any Ordinary share is no more than five per cent above the average of the middle market quotations as published in the London Stock Exchange Daily Official List for the five business days immediately before the day on which BOC agrees to purchase the Ordinary shares; and

     (d) this authority will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However, before this authority expires BOC may agree to purchase Ordinary shares where the purchase will or may be completed, either fully or partly, after the authority expires.

12. That the Articles of Association be amended as set out in the printed copy marked `A' produced to the meeting and signed by the Chairman of the Meeting for the purposes of identification, such amendments being described in the explanatory notes to the Notice of the Annual General Meeting dated 7 December 2001.


N DEEMING, Secretary

                                    No. 22096


                        The Companies Acts 1985 and 1989


                            COMPANY LIMITED BY SHARES


                                   Resolutions

                                       of

                                THE BOC GROUP plc



                          ----------------------------

                           Passed on 2nd February 2001

                          ----------------------------




At the ANNUAL GENERAL MEETING of The BOC Group plc held on Friday 2nd February 2001, Resolution 10. was duly passed as an ORDINARY RESOLUTION and Resolutions 11., 12. and 13. were duly passed as SPECIAL RESOLUTIONS:


10. That the directors are authorised under Section 80 of the Companies Act 1985 to allot relevant securities (as defined in that Act) up to an aggregate nominal amount of (pound)18,811,755.75. This authority will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However before this authority expires BOC may make an offer or agreement which would or might require relevant securities to be allotted after the expiry and the directors may allot relevant securities under any such offer or agreement as if the power had not expired.

11. That provided resolution 10 has been passed, the directors have the power under Section 95 of the Companies Act 1985 to allot equity securities (as defined in that Act) for cash, without regard to any existing pre-emption rights, as if Section 89 (1) of that Act did not apply. The power is limited to: (i) allotments connected to a rights issue to Ordinary shareholders where the rights of each shareholder are, as nearly as practicable, proportionate to the number of shares held. The directors may exclude certain shareholders, deal with fractions and generally manage the rights issue as they think fit; and (ii) the allotment of equity securities up to an aggregate nominal value of (pound)6,154,875.

     This power will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However before this authority expires BOC may make an offer or agreement which would or might require equity securities to be allotted after the expiry and the directors may allot equity securities under any offer or agreement as if the power had not expired.

12. That BOC is authorised to purchase its own fully-paid Ordinary shares, for cancellation, by way of market purchases provided that:

     (a) the maximum number of Ordinary shares which BOC may purchase is 49,238,999;

     (b) the minimum price which BOC may pay for any Ordinary share is 25p;

     (c) the maximum price which BOC may pay for any Ordinary share is no more than five per cent above the average of the middle market quotations as published in the London Stock Exchange Daily Official List for the five business days immediately before the day on which BOC agrees to purchase the Ordinary shares; and

     (d) this authority will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However, before this authority expires BOC may agree to purchase Ordinary shares where the purchase will or may be completed, either fully or partly, after the authority expires.

13. That the Articles of Association be amended as set out in the printed copy marked "A" produced to the meeting and signed by the Chairman of the Meeting for the purposes of identification, such amendments being described in the explanatory notes to the Notice of the Annual General Meeting dated 8 December 2000.




A J MOBERLY, Secretary

                                    No. 22096


                        The Companies Acts 1985 and 1989


                            COMPANY LIMITED BY SHARES


                                   Resolutions

                                       of

                                THE BOC GROUP plc


                          ----------------------------

                           Passed on 14th January 2000

                          ----------------------------



At the ANNUAL GENERAL MEETING of The BOC Group plc held on Friday 14th January 2000, Resolution 6. was duly passed as an ORDINARY RESOLUTION and Resolutions 7. and 8. were duly passed as SPECIAL RESOLUTIONS:


6. That the directors are authorised under Section 80 of the Companies Act 1985 to allot relevant securities (as defined in that Act) up to an aggregate nominal amount of (pound)19,846,125.25. This authority will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However before this authority expires BOC may make an offer or agreement which would or might require relevant securities to be allotted after the expiry and the directors may allot relevant securities under any offer or agreement as if the power had not expired.

7. That provided Resolution 6 has been passed, the directors have the power under Section 95 of the Companies Act 1985 to allot equity securities (as defined in that Act) for cash, without regard to any existing pre-emption rights, as if Section 89 (1) of that Act did not apply. The power is limited to: (i) allotments connected to a rights issue to Ordinary shareholders where the rights of each shareholder are, as nearly as practicable, proportionate to the number of shares held. The directors may exclude certain shareholders, deal with fractions and generally manage the rights issue as they think fit; and (ii) the allotment of equity securities up to an aggregate nominal value of (pound)6,137,910.

     This power will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However before this authority expires BOC may make an offer or agreement which would or might require equity securities to be allotted after the expiry and the directors may allot equity securities under any offer or agreement as if the power had not expired.

8. That BOC is authorised to purchase its own fully-paid Ordinary shares, for cancellation, by way of market purchases provided that:

     (a) the maximum number of Ordinary shares which BOC may purchase is 49,103,287;

     (b) the minimum price which BOC may pay for any Ordinary share is 25p;

     (c) the maximum price which BOC may pay for any Ordinary share is no more than five per cent above the average of the middle market quotations as published in the London Stock Exchange Daily Official List for the five business days immediately before the day on which BOC agrees to purchase the Ordinary shares; and

     (d) this authority will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However, before this authority expires BOC may agree to purchase Ordinary shares where the purchase will or may be completed, either fully or partly, after the authority expires.




G J STUART, Secretary

                                    No. 22096


                        The Companies Acts 1985 and 1989


                            COMPANY LIMITED BY SHARES


                                   Resolutions

                                       of

                                THE BOC GROUP plc



                          ----------------------------

                           Passed on 15th January 1999

                          ----------------------------




At the ANNUAL GENERAL MEETING of The BOC Group plc held on Friday 15th January 1999, Resolution 5. was duly passed as an ORDINARY RESOLUTION and Resolutions 6. and 7. were duly passed as SPECIAL RESOLUTIONS:


5. That the directors are authorised under Section 80 of the Companies Act 1985 to allot relevant securities (as defined in that Act) up to an aggregate nominal amount of (pound)21,209,484.50. This authority will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However before this authority expires BOC may make an offer or agreement which would or might require relevant securities to be allotted after the expiry and the directors may allot relevant securities under any offer or agreement as if the power had not expired.

6. That provided Resolution 5 has been passed, the directors have the power under Section 95 of the Companies Act 1985 to allot equity securities (as defined in that Act) for cash, without regard to any existing pre-emption rights, as if Section 89 (1) of that Act did not apply. The power is limited to: (i) allotments connected to a rights issue to Ordinary shareholders where the rights of each shareholder are, as nearly as practicable, proportionate to the number of shares held. The directors may exclude certain shareholders, deal with fractions and generally manage the rights issue as they think fit; and (ii) the allotment of equity securities up to an aggregate nominal value of (pound)6,115,208.

     This power will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However before this authority expires BOC may make an offer or agreement which would or might require equity securities to be allotted after the expiry and the directors may allot equity securities under any offer or agreement as if the power had not expired.

7. That BOC is authorised to purchase its own fully-paid Ordinary shares, for cancellation, by way of market purchases provided that:

     (a) the maximum number of Ordinary shares which BOC may purchase is 48,921,664;

     (b) the minimum price which BOC may pay for any Ordinary share is 25p;

     (c) the maximum price which BOC may pay for any Ordinary share is no more than five per cent above the average of the middle market quotations as published in the London Stock Exchange Daily Official List for the five business days immediately before the day on which BOC agrees to purchase the Ordinary shares; and

     (d) this authority will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However, before this authority expires BOC may agree to purchase Ordinary shares where the purchase will or may be completed, either fully or partly, after the authority expires.




G J STUART, Secretary

                                    No. 22096


                        The Companies Acts 1985 and 1989


                            COMPANY LIMITED BY SHARES


                                   Resolutions

                                       of

                                THE BOC GROUP plc



                          ----------------------------

                           Passed on 16th January 1998

                          ----------------------------




At the ANNUAL GENERAL MEETING of The BOC Group plc held on Friday 16th January 1998, Resolution 7. was duly passed as an ORDINARY RESOLUTION and Resolutions 8., 10., and 11. were duly passed as SPECIAL RESOLUTIONS:


7. That the directors are authorised under Section 80 of the Companies Act 1985 to allot relevant securities (as defined in that Act) up to an aggregate nominal amount of (pound)21,427,667.25. This authority will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However before this authority expires BOC may make an offer or agreement which would or might require relevant securities to be allotted after the expiry and the directors may allot relevant securities under any offer or agreement as if the power had not expired.


8. That provided Resolution 7 has been passed, the directors have the power under Section 95 of the Companies Act 1985 to allot equity securities (as defined in that Act) for cash, without regard to any existing pre-emption rights, as if Section 89 (1) of that Act did not apply. The power is limited to: (i) allotments connected to a rights issue to Ordinary Shareholders where the rights of each shareholder are, as nearly as practicable, proportionate to the number of shares he holds. The directors may exclude certain shareholders, deal with fractions and generally manage the rights issue as they think fit; and (ii) the allotment of equity securities up to an aggregate nominal value of (pound)6,089,390.

     This power will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However before this authority expires BOC may make an offer or agreement which would or might require equity securities to be allotted after the expiry and the directors may allot equity securities under any offer or agreement as if the power has not expired.

10.  That

     (a) the share capital of BOC be reduced from (pound)150,000,000 to (pound)147,500,000 by cancelling and extinguishing the existing issued 4.55% Cumulative Preference Shares of (pound)1 each, 3.5% Cumulative Second Preference Shares of (pound)1 each, and 2.8% Cumulative Second Preference Shares of (pound)1 each.

     (b) in consideration for this cancellation the Company shall pay the following cash sums for each share held together with all accruals of dividends calculated to the date of repayment to the holders of these Cumulative Preference Shares whose names appear in the register of members at the close of business on the day on which the reduction of capital becomes effective:

          (pound) 1 per 4.55% Cumulative Preference Share of (pound) 1 each

          (pound) 1.13 per 3.5% Cumulative Second Preference Share of (pound) 1 each

          (pound) 1 per 2.8% Cumulative Second Preference Share of (pound) 1 each.

     (c) provided the reduction of capital in (a) becomes effective the following changes be made to the Articles of Association:

          (i) the whole of Article 5 be deleted and be replaced by "BOC's authorised share capital is (pound) 147,500,000 made up of 590,000,000 shares of 25p each".

          (ii) the whole of Article 6 be deleted.

          (iii) the whole of Article 67 (B) be deleted.

     (d) provided the reduction of capital in (a) becomes effective, the following change be made to the Memorandum of Association: the whole of Clause 6 be deleted and replaced by "BOC's authorised share capital is (pound) 147,500,000 made up of 590,000,000 shares of 25p each".


11. That conditional upon the reduction of capital described in Resolution 10 becoming effective, BOC is authorised to purchase its own fully-paid Ordinary Shares, for cancellation, by way of market purchases provided that:

     (a) the maximum number of Ordinary Shares which BOC may purchase is 48,715,124;

     (b)  the minimum price which BOC may pay for any Ordinary Share is 25p;

     (c) the maximum price which BOC may pay for any Ordinary Share is no more than 5 per cent above the average of the middle market quotations as published in the London Stock Exchange Daily Official List for the five business days immediately before the day on which BOC agrees to purchase the Ordinary Shares; and

     (d) this authority will expire at the conclusion of the next Annual General Meeting or, if earlier, 15 months from the date of this resolution. However, before this authority expires BOC may agree to purchase Ordinary Shares where the purchase will or may be completed, either fully or partly, after the authority expires.



G J STUART, Secretary

                                    No. 22096


                        The Companies Acts 1985 and 1989


                            COMPANY LIMITED BY SHARES


                                   Resolutions

                                       of

                                THE BOC GROUP plc



                          ----------------------------

                           Passed on 17th January 1997

                          ----------------------------




At the ANNUAL GENERAL MEETING of The BOC Group plc held on Friday 17th January 1997, Resolution 9. was duly passed as an ORDINARY RESOLUTION and Resolutions
10. and 12. were duly passed as SPECIAL RESOLUTIONS:


9. "That the authority to allot relevant securities conferred on the directors by Article 11(B) is granted until the earlier of either the Annual General Meeting in 1998 or 17th April 1998 and for such period the Section 80 Amount is (pound)22,612,525.75."


10. "That provided resolution 9. is passed the power to allot equity securities for cash conferred on the directors by Article 11(B) is granted until the earlier of either the Annual General Meeting in 1998 or 17th April 1998 and for such period the Section 89 Amount is (pound)6,043,458.50."


12. "That the regulations, contained in the document produced to this meeting and signed by the Chairman for the purposes of identification, are approved and adopted as new Articles of Association in substitution for, and to the exclusion of, the existing Articles of Association."




G J STUART, Secretary

================================================================================


                            [THE BOC GROUP PLC-LOGO]



                         The Companies Acts 1985 to 1989

                            COMPANY LIMITED BY SHARES

                                    ARTICLES

                                       OF

                                   ASSOCIATION

                         (Adopted on 17th January 1997,

     amended on 27th February 1998, 2nd February 2001 and 18th January 2002)


================================================================================


                                 INTERPRETATION

1.   EXCLUSION OF TABLE A

     The regulations in The Companies (Tables A to F) Regulations 1985 and any similar regulations in any other LEGISLATION relating to companies do not apply to BOC, except where they appear in these articles.

2.   COMPLIANCE WITH LEGISLATION, SHAREHOLDER RESOLUTIONS AND EXISTING SHARE
     RIGHTS

     BOC, its directors and shareholders must comply with any requirements of LEGISLATION and resolutions passed by the shareholders when exercising any of the powers and rights contained in these articles. All existing share rights must also be observed.

3.   DEFINITIONS

(A) Certain words and expressions have defined meanings when used in these articles (if not inconsistent with the subject or context in which they appear). These are set out below:

     "ADDRESS"                      in relation to electronic communications,
                                    has the meaning given by Section 262 of the Companies Act;

     "BOC"                          means The BOC Group plc;

     "CERTIFICATED SHARE"           means a share which is not a CREST share and
                                    is normally held in paper form;

     "CREST" means the electronic settlement system for securities traded on the London Stock Exchange and owned by CREST Co, or any similar system;

     "CREST SHARE"                  means a share which is noted on the
                                    shareholders' register as being held through CREST in uncertificated form;

     "COMPANIES ACT"                means The Companies Act 1985, as amended;

     "ELECTRONIC COMMUNICATION"     has the meaning given by Section 15 of the
                                    Electronic Communications Act 2000;

     "LEGISLATION"                  means every statute (and any orders,
                                    regulations or other subordinated
                                    legislation made under it) in force from time to time affecting BOC;

     "PAID"                         means paid or credited as paid;

     "UNCERTIFICATED SECURITIES     means The Uncertificated Securities
     REGULATIONS"                   Regulations 1995 as amended from time to
                                    time and any legislation which supplements or replaces such regulations; and

     "UNITED KINGDOM"               means Great Britain and Northern Ireland.


(B) When used in these articles words appearing in the singular will include a reference to the plural and words appearing in the plural include reference to the singular. Any word taking a masculine form includes the feminine form. References to individuals or people include companies.

(C) Any reference to any provision of LEGISLATION should be taken to refer to the provision as it is amended or re-enacted from time to time.

(D) Any words or expressions defined in the COMPANIES ACT will (if not inconsistent with the subject or context in which they appear) have the same meanings in these articles.

(E) An explanation of certain words and expressions used in these articles is given in the glossary at the end of these articles. These and the terms defined above are highlighted by bold text each time they appear in the text.

4.   FORM OF RESOLUTION

     (A) Where shareholders are required to pass an ORDINARY RESOLUTION, a SPECIAL or EXTRAORDINARY RESOLUTION will be equally effective. If an EXTRAORDINARY RESOLUTION is required, a SPECIAL RESOLUTION will be equally effective.

     (B) A written resolution signed by all shareholders who would have been entitled to vote on it at a general meeting will be as effective as a resolution passed at a general meeting which is properly held. A written resolution may be passed by using multiple copies of the resolution, each signed by one or more shareholders. These copies may be received by the shareholder by fax or electronic mail.

                                  SHARE CAPITAL

5.   AUTHORISED SHARE CAPITAL

     BOC'S authorised share capital is (pound)147,500,000 made up of 590,000,000 shares of 25p each.

6.   RIGHTS ATTACHED TO SHARES

     BOC may issue shares with any rights and restrictions. Any rights or restrictions must be approved by an ORDINARY RESOLUTION of the shareholders or by the directors.

7.   REDEEMABLE SHARES

     BOC may issue shares which are redeemable, either automatically or if BOC or the shareholder chooses.

8.   PURCHASE OF BOC'S SHARES

     BOC may purchase or contract to purchase any of its shares. However, where there are other shares in issue listed on the London Stock Exchange allowing holders to convert them into the class of shares to be repurchased at any time, the holders of the convertible shares must first pass an EXTRAORDINARY RESOLUTION approving the purchase at a class meeting. A resolution is not required if the terms on which the convertible shares were issued allow the purchase. The directors are not required to select the shares to purchase in any particular manner.

9.   VARIATION OF RIGHTS

     The rights attached to any class of shares may be changed. Any change or removal of a right must be approved either in writing by shareholders holding at least three quarters in NOMINAL VALUE of that class of shares or by an EXTRAORDINARY RESOLUTION passed at a class meeting of those shareholders. Class meetings and the general provisions governing them are described in article 54.

10.  NEW SHARES OF EQUAL PRIORITY

     Where new shares are created or issued which RANK EQUALLY with any other existing shares, the rights of the existing shares will not be affected unless the terms of the existing shares say otherwise.

11.  UNISSUED SHARES

     The directors may decide how to deal with any shares which have not been issued. They may, for instance, offer the shares for sale, grant options to acquire them, allot them or dispose of the shares in any other way. The directors may decide the time, price and terms of the share disposal.

12.  PAYMENT OF COMMISSION

     In connection with any share issue, BOC may pay commissions and brokers' fees.

13.  TRUSTS NOT RECOGNISED

     BOC will only recognise and deal with the registered owner of any share. If any share is held on any kind of trust, it makes no difference to BOC that the share may not be owned outright by the registered owner. The only exception, when BOC will recognise the beneficial owner of a share held under a trust is where it is obliged to do so by law or because of a court order.

14.  SUSPENSION OF RIGHTS ON NON-DISCLOSURE OF INTEREST

     (A) BOC may under the COMPANIES ACT send out notices to those it knows or thinks has an interest in its shares. In the notice, BOC will ask for details of those who do have an interest and the extent of their interest in a particular holding of shares. In these articles this notice is referred to as a "statutory notice" and the holding of shares is referred to as the "identified shares".

     (B) When a person receives a statutory notice, he has 14 days to comply with it. If he does not do so, BOC may decide to restrict the rights relating to the identified shares and give a further notice, known as a restriction notice. The restriction notice will take effect when it is delivered. The restriction notice will state that the identified shares no longer give the shareholder any right to attend or vote at any meeting or appoint a proxy for meetings.

     (C) Where the identified shares make up 0.25 per cent. or more (in NOMINAL VALUE or in number) of BOC'S shares, or any class of shares, the restriction notice may also contain the following further restrictions:

          (i) the directors may withhold any dividends (including scrip dividends) in respect of the identified shares; and

          (ii) the directors may refuse to register a transfer of any of the identified shares unless the directors are satisfied that they have been sold outright to an independent third party. The independent third party must not be connected with the registered shareholder or with anyone else whom BOC believes is interested in the shares. Any sale through a stock exchange on which BOC'S shares are listed or by way of accepting a take-over offer will be treated as a sale to an independent third party.

     (D) Once a restriction notice has been given, the directors are free to cancel or suspend its effect at any time they think fit. In addition, they must cancel the restriction notice within 7 days of being satisfied that all information requested in the statutory notice has been given. Also, where any of the identified shares are sold and the directors are satisfied that they were sold outright to an independent third party, the transferred shares will no longer be affected by the restriction notice.

     (E) When a restriction notice is cancelled or stops being effective, BOC will pay any money which it had withheld to the person who would have received the money originally. The shareholder, or person automatically entitled to the shares by law, may ask BOC to pay it to someone else. BOC will not pay interest on this money.

     (F) The restriction notice will apply to any new shares issued to the holder of the identified shares as a result of any rights attaching to the identified shares. The directors may also make the restrictions in the restriction notice apply to any right to an allotment of new shares associated with the identified shares.

     (G) If a shareholder receives a restriction notice, he may ask BOC for a written explanation of why the notice was given, or why it has not been cancelled. BOC must respond within 14 days of receiving the request.

     (H) The rights given to BOC in this article are in addition to any statutory rights which it might have.

15.  CREST SHARES

     (A) Under the UNCERTIFICATED SECURITIES REGULATIONS, the directors may allow the ownership of selected shares to be evidenced without share certificates and for these shares to be transferred through CREST. The directors may select and make arrangements for any class of shares to participate in CREST in this way, provided that the shares of the class are identical in all respects.

          As long as the directors comply with the UNCERTIFICATED SECURITIES REGULATIONS and the rules of CREST, they may also withdraw a class of shares from being transferred through CREST and from allowing ownership of them to be evidenced without share certificates.

          For the avoidance of doubt, CREST SHARES do not form a class of shares separate from CERTIFICATED SHARES with the same rights.

     (B) These articles will not apply to CREST SHARES to the extent that they are inconsistent in any way with:

          (i)   holding shares in an uncertificated form;

          (ii)  transferring shares through CREST; or

          (iii) any provision of the UNCERTIFICATED SECURITIES REGULATIONS.

     (C) CREST SHARES may be changed to become CERTIFICATED SHARES and CERTIFICATED SHARES may be changed to become CREST SHARES, provided the requirements of the UNCERTIFICATED SECURITIES REGULATIONS and the rules of CREST are met. The directors will record in the shareholders' register whether particular shares are held as CERTIFICATED SHARES or CREST SHARES.

16.  RIGHT TO SHARE CERTIFICATES

     (A) When a shareholder is first registered as the holder of any CERTIFICATED SHARES of any class, he is entitled, free of charge, to a separate share certificate for that class of shares.

          (i) Where the shares have been allotted to him, the certificate will be sent within 1 month of the allotment.

          (ii) Where fully PAID shares have been transferred to him, the certificate will be sent within 14 days of BOC receiving the share transfer form or the CREST OPERATOR INSTRUCTION.

          (iii) Where the partly PAID shares have been transferred to him, the certificate will be sent within 2 months of BOC receiving the share transfer form or the CREST OPERATOR INSTRUCTION.

          The terms of issue of particular shares may specify different periods for sending out certificates. Where they do, these must be followed. The certificates will also be sent earlier where the Listing Rules of the London Stock Exchange require it.

     (B) Where a CERTIFICATED SHARE is held jointly, BOC does not have to issue more than one certificate for that share. When BOC gives a share certificate to one joint shareholder, the effect is as if it has been delivered to all of the joint shareholders.

     (C) When a shareholder transfers some, but not all, of the shares represented by a share certificate, he is entitled, free of charge, to another certificate for the remaining shares.

     (D) BOC must also observe any requirements of the UNCERTIFICATED SECURITIES REGULATIONS and the rules of CREST when issuing share certificates. Where LEGISLATION allows, BOC does not need to issue share certificates for CERTIFICATED SHARES.

     (E) BOC will have fulfilled its obligations when sending a share certificate, if it posts it or delivers it to the address requested by the shareholder within the time required by these articles.

17.  REPLACEMENT OF SHARE CERTIFICATES

     (A) Where a shareholder has 2 or more share certificates in respect of one class of shares, he may return the certificates to BOC and receive a single new certificate for his shares. BOC will not charge for this.

     (B) Where a shareholder would like more than one certificate for his shares of a particular class, he may ask BOC to issue more than one certificate in place of the existing share certificate. The shareholder should specify the portion of his shares to be covered by each new share certificate. The directors need not however comply with this request. The directors may require the shareholder to pay BOC'S expenses associated with issuing more than one certificate.

     (C) Where a share certificate is worn out or damaged, the shareholder may obtain a replacement once he has returned the original to BOC. A shareholder may also request a new certificate if the original is lost, stolen or destroyed. However, before issuing a replacement the directors may require written confirmation that the certificate is missing, together with a document, signed by the shareholder, committing him to pay BOC any amount it loses as a result of the loss of the share certificate. This document is known as an indemnity. The directors may also require the shareholder to pay BOC'S expenses associated with issuing any replacement certificate.

     (D) Where there are joint shareholders for particular shares, any one of the joint holders may request replacement share certificates.

18.  FORM OF SHARE CERTIFICATES

     Share certificates will be issued as the directors decide in accordance with the terms of the issue. If signatures are used on share certificates they may be applied by any mechanical means or printed on the certificate. The certificates will give the number and class of shares and the amounts PAID on the shares.

                      BOC'S RIGHTS OVER PARTLY PAID SHARES

19.  BOC'S RIGHTS OVER PARTLY PAID SHARES

     BOC has a right to reclaim and sell all partly PAID shares. This right is known as a lien and constitutes security over the shares. It has priority over any other lien or charge over the shares and covers any money which the shareholder still has to pay BOC for the shares. It may be waived wholly or partially by the directors for a specified time.

20.  ENFORCING THE RIGHT BY SALE

     Where a shareholder fails to pay BOC any amount due on his partly PAID shares, the directors can enforce BOC's lien by selling all or any of them in any way they decide. The directors may not, however, sell the shares until all the following conditions are met:

     (i)   the money owed by the shareholder must be payable immediately;

     (ii) the directors must have given written notice (which includes, subject to applicable LEGISLATION, ELECTRONIC COMMUNICATION) to the shareholder. The notice must state the amount of money due, it must demand payment of this sum and state that the shareholders' shares may be sold if the money is not PAID. Where the shares have been transferred to someone else automatically by law and he has given BOC a UNITED KINGDOM address, BOC may send the notice to him instead of the shareholder; and

     (iii) at least 14 days must have passed since the notice was given.

     If the shares are sold, the buyer will own the shares even if the directors were not entitled to sell the shares or if in some other way the sale may not have been valid.

21.  APPLICATION OF PROCEEDS OF SALE

     Where the directors sell any shares under article 20, the proceeds will first be used to pay BOC's expenses associated with the sale. The remaining money will be used to pay the amount which is immediately payable on the shares and any balance will be passed to the previous shareholder. BOC will, however, retain a right over any money passed to the previous shareholder. This right will cover any money which is still due to BOC on the shares but which is not immediately payable. BOC will have the same rights over this money as it had over the shares immediately before they were sold.

                                 CALLS ON SHARES

22.  CALLS ON SHARES

     At any time the directors may call on shareholders to pay any money which has not yet been PAID to BOC for their shares. This demand is known as a call. The directors will make a call by giving at least 14 days' written notice (which includes, subject to applicable LEGISLATION, ELECTRONIC COMMUNICATION) to the shareholders, stating when and where the payment is to be made. A shareholder will be liable to pay the call even if he later transfers the shares. A call is treated as having been made as soon as the directors have passed a resolution authorising it.

23.  PAYMENT OF CALLS

     A shareholder must pay the call as and when specified in the notice. The directors may decide that the money due on a call may be PAID by instalments. The directors may also decide to cancel or postpone a call.

24.  LIABILITY OF JOINT HOLDERS

     All joint shareholders are jointly and severally liable to pay any calls in respect of their shares. This means that any one of them may be sued for all the money due on the shares or they may be sued together.

25.  INTEREST ON LATE PAYMENT OF CALLS

     Where a call is made and the money due remains unpaid, the shareholder will be liable to pay interest on the amount unpaid from the day it was due until it is actually PAID. The directors will decide on the rate of interest, which must not exceed 15 per cent. per year. The directors may decide to waive all or part of the interest.

26.  SUMS DUE ON ALLOTMENT TREATED AS CALLS

     Where the terms of issue of a share require money to be PAID at the time of allotment, or at any fixed date, the money due will be treated as a call. If the money is not PAID, the articles relating to calls and forfeiture will apply as if the call had been made for the date the money was due.

27.  POWER TO DIFFERENTIATE BETWEEN SHAREHOLDERS

     When shares are issued and their terms allow, the directors may decide to call on different shareholders to pay different amounts or at different times.

28.  PAYMENT OF CALLS IN ADVANCE

         A shareholder may pay some or all of the money due in respect of his shares before he is called on to pay it, provided the directors choose to accept it. The directors may agree to pay interest on any money PAID in advance. The interest would run until the money would have been due. The directors and the shareholder will agree the interest rate which must not exceed 15 per cent. per year.


                              FORFEITURE OF SHARES

29.  NOTICE IF CALL OR INSTALMENT NOT PAID

     Where a shareholder fails to pay a call or an instalment of a call when it is due, the directors may send him a notice in any manner in which notice may lawfully be given requiring payment, together with any interest and expenses.

30.  FORM OF NOTICE

     The notice must contain the following items:

     (i) a demand for payment of the amount immediately payable, plus any interest and expenses;

     (ii) the date by which the total amount due must be PAID. This date must be at least 14 days after the date of the notice;

     (iii) where the payments must be made; and

     (iv) a statement that if the full amount demanded is not PAID by the time stated, or at the place stated, BOC can reclaim the shares.

31.  NON-COMPLIANCE WITH NOTICE

     (A) Where the notice is not complied with and while any amount is outstanding, the shares it relates to may be reclaimed by BOC from the shareholder. This process is known as forfeiture. This is done by the directors passing a resolution to that effect. When shares are forfeited, the shareholder loses all rights relating to the shares.

     (B) On receipt of the notice the shareholder may choose to surrender his shares to BOC by returning his share certificates (if any) and notifying BOC in writing. Where he does so, references in these articles to forfeiture include surrender.

32.  NOTICE AFTER FORFEITURE

     After a share has been forfeited, BOC should notify the shareholder. However, if this is not done, the share will still be forfeited.

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                                       11


33.  SALE OF FORFEITED SHARES

     (A) A forfeited share becomes the property of BOC and the directors may sell, re-allot or dispose of it on any terms and in any way they decide.

     (B) After a share has been forfeited, the directors may cancel the forfeiture. They may, however, only do this before the share has been disposed of, re-allotted or sold. The directors may decide the terms of any cancellation.

34.  ARREARS TO BE PAID DESPITE FORFEITURE

     When a person's shares have been forfeited, he will automatically stop being a shareholder in respect of those shares. He must return any share certificates for the forfeited shares to BOC for cancellation. He will, however, still be liable to pay any calls which were made, but not PAID, before the shares were forfeited. He must also pay interest on the unpaid amount until it is PAID unless the directors decide otherwise. The rate of interest will be 15 per cent. per year unless the directors set a lower rate. When considering how much money the original shareholder still owes, the directors do not need to take account of any money they receive on selling the shares, or the value of the shares themselves or they may waive the amount due in whole or in part.

35.  STATUTORY DECLARATION AS TO FORFEITURE OR ENFORCEMENT OF LIEN

     (A) A director or the company secretary may make a statutory declaration declaring:

          (i)   his position within BOC;

          (ii) that a share has been properly forfeited or sold to enforce a lien under the articles; and

          (iii) when the share was forfeited or sold.

          The declaration will be conclusive evidence of these facts.

     (B) Where the buyer of a share is given such a declaration with a completed share transfer form (if one is required), he will acquire good title to the share. The new shareholder does not need to see how any money PAID for the share is used. He will not be affected if the directors did not act properly in forfeiting the share, or in its sale or disposal.

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                                       12


                               TRANSFER OF SHARES

36.  TRANSFER

     (A)  CERTIFICATED SHARES

          Unless the articles say otherwise, any shareholder may transfer some or all of his CERTIFICATED SHARES to anyone else. A transfer of CERTIFICATED SHARES must be made in writing and either in the usual standard form or in any other form approved by the directors.

     (B)  CREST SHARES

          Unless the articles say otherwise, any shareholder may transfer some or all of his CREST SHARES in any manner allowed by the UNCERTIFICATED SECURITIES REGULATIONS and the rules of CREST to anyone else. No provision of these articles will apply to CREST SHARES to the extent that it deals with transferring shares by means of a share transfer form or by producing a share certificate.

37.  EXECUTION OF TRANSFER FORMS

     Where a share transfer form is used, it must be signed by, or on behalf of, the person making the transfer. If the share is not fully PAID, the person it is being transferred to must also sign the form. The person making a transfer of CERTIFICATED SHARES will be treated as the shareholder until the name of the new shareholder is put on the shareholders' register for that share. BOC may keep all share transfer forms once it has registered the transfer.

38.  RIGHTS TO REFUSE REGISTRATION OF PARTLY PAID SHARES

     The directors may, without giving any reason, refuse to register a transfer of any shares which are not fully PAID.

39.  OTHER RIGHTS TO REFUSE TO REGISTER SHARE TRANSFERS

     (A)  CERTIFICATED SHARES

          A share transfer form must relate to only one class of shares. The number of people to whom a share is transferred must not exceed 4. The share certificate relating to the shares being transferred must be sent to BOC with the share transfer form, unless the transfer is being made by a person to whom BOC did not send a certificate. The directors may also ask for any other evidence to show that the person transferring the shares is entitled to do so. If they do so, the evidence must be provided. If this article is not complied with, the directors may refuse to register the share transfer.

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                                       13


     (B)  CREST SHARES

          The director may refuse to register a transfer in the circumstances set out in the UNCERTIFICATED SECURITIES REGULATIONS or where the number of people to whom the share is being transferred is greater than 4.

40.  NOTICE OF REFUSAL

     If the directors refuse to register a share transfer, they must notify the person to whom the shares were being transferred. If the transfer relates to CERTIFICATED SHARES they must do this within 2 months of receiving the share transfer form. If it relates to CREST SHARES, they must send the notice within 2 months of receiving the CREST OPERATOR INSTRUCTION or any shorter time period required by the rules of CREST or the UNCERTIFICATED SECURITIES REGULATIONS.

41.  SUSPENSION OF REGISTRATION

     The directors may suspend the registration of transfers of all or a specific class of CERTIFICATED SHARES, provided that they do not do so for more than 30 days a year.

42.  NO FEE FOR REGISTRATION

     The directors may not charge for registering a share transfer or making any other amendment to the shareholders' register.

43.  UNTRACED SHAREHOLDERS

     (A)  BOC may sell any CERTIFICATED SHARES where:

          (i) the shares have been in issue in any form for at least the previous 12 years, no dividends have been cashed or claimed during that period and at least 3 dividends have been PAID on the shares;

          (ii) after the 12 year period, BOC has published a notice, stating that it intends to sell the shares. The notice must have appeared in a national newspaper and in a local newspaper for the area which includes the address held by BOC for sending notices relating to those shares;

          (iii) 3 months have passed since the publication of the notices, or the later to be published if they are published on different dates; and

          (iv) the directors believe that, during the 12 year period and the 3 month period following publication of the notices, BOC has not received any communication from the shareholder or someone automatically entitled to the shares by law.

     (B) Any further shares which have been issued to the shareholder since the 12 year period began may also be sold.

     (C) To sell any shares in this way, the directors may appoint anyone to sell the shares at the best price reasonably obtainable at the time of the sale. A share transfer form signed by that person will be just as effective as if it had been signed by the registered holder of the shares, or by a person automatically entitled to the shares by law. The person who buys the shares will not be affected if the sale is irregular or invalid in any way.

     (D) The proceeds of sale will belong to BOC, although it must pay that amount of money to the shareholder, or to a person automatically entitled to the shares by law, if requested. BOC may deduct its expenses of sale from the amount it pays to the individual. Following a sale, the amount to be PAID to the shareholder will be a debt of BOC.

     (E) The proceeds of sale will not be held on trust and BOC will not pay interest on the amount. BOC will not have to account for any money which it has earned by using the money. The directors may decide how the money is used or invested.


                     AUTOMATIC ENTITLEMENT TO SHARES BY LAW

44.  AUTOMATIC ENTITLEMENT ON DEATH

     Where a sole shareholder or a shareholder who is the last survivor of joint shareholders dies, his personal representatives will be the only people recognised by BOC as being entitled to his shares. Where a joint shareholder dies and is survived by other joint shareholders, BOC will only recognise the surviving shareholders. The articles do not discharge the estate of any shareholder from any liability.

45.  ENTRY OF AUTOMATIC ENTITLEMENT IN REGISTER

     Where someone becomes automatically entitled to a share by law, he must provide the directors with any proof of his entitlement that they reasonably require. The directors must then note his entitlement in the shareholders' register within 1 month of receiving sufficient proof.

46.  ELECTION WHEN AUTOMATICALLY ENTITLED BY LAW

     (A) Where someone becomes automatically entitled to a share by law, he may either be registered as the shareholder himself or choose another person to become the shareholder.

     (B) Where he chooses to be registered himself, he must advise BOC. Where he chooses to have another person registered as the shareholder, he must transfer the share to the person he has chosen.

     (C) For the purpose of these articles, a letter or transfer given or signed by the person entitled by law will be treated as if it was given or signed by the original shareholder.

     (D) The directors may at any time after receiving sufficient proof of entitlement require the person to choose to be registered as the shareholder or to transfer the share to someone else. If he does not comply with the request within 2 months, the directors may withhold all payments due in respect of the share until someone has been properly registered as the shareholder.

47.  RIGHTS WHEN AUTOMATICALLY ENTITLED BY LAW

     (A) Someone automatically entitled to a share by law has all rights relating to the share, except that he is not entitled to attend and vote at any meeting or class meeting until he is registered as the shareholder. BOC will not recognise his rights until it has received sufficient proof of his entitlement.

     (B) As soon as someone else is automatically entitled to a share by law the original shareholder has no rights.

     (C) Any reference to a shareholder in these articles includes a reference to a person automatically entitled to a share by law, unless inconsistent with the subject or context in which the reference appears.


                           ALTERATION OF SHARE CAPITAL

48.  INCREASE, CONSOLIDATION, SUB-DIVISION AND CANCELLATION

     The shareholders may pass an ORDINARY RESOLUTION to effect any of the following:

     (i)   increase BOC'S share capital;

     (ii) consolidate all or any of its share capital into shares of a larger NOMINAL VALUE than the existing shares;

     (iii) divide some or all of its shares into shares of a smaller NOMINAL VALUE than the existing shares. The resolution may provide for one or more of these shares to be given preferential treatment concerning dividends, capital, voting or anything else;

     (iv) consolidate and then divide all or any of its share capital into shares of a different NOMINAL VALUE from the existing shares; or

     (v) cancel any shares which have not been taken, or agreed to be taken, by anyone at the date of the resolution and reduce BOC'S share capital by the amount of the cancelled shares.

49.  FRACTIONS

     Where the consolidation of shares would result in any shareholders becoming entitled to fractions of a share, the directors may deal with the fractions as they think fit.

50.  REDUCTION OF CAPITAL

     The shareholders may pass a SPECIAL RESOLUTION to reduce BOC'S share capital, any CAPITAL REDEMPTION RESERVE, its SHARE PREMIUM ACCOUNT and any other undistributable RESERVE in any way.


                                GENERAL MEETINGS

51.  ANNUAL GENERAL MEETINGS

     BOC must hold an annual general meeting each year. The directors will call it and decide when and where it is to be held. There must not be a period of more than 15 months between one annual general meeting and the next.

52.  EXTRAORDINARY GENERAL MEETINGS

     Any general meeting which is not an annual general meeting is called an extraordinary general meeting. The directors may call an extraordinary general meeting at any time.


                       NOTICE OF GENERAL MEETINGS

53.  NOTICE OF GENERAL MEETINGS

     (A) At least 21 days' written notice (which includes, subject to applicable LEGISLATION, ELECTRONIC COMMUNICATION) must be given for every annual general meeting and for any other meeting called to pass any SPECIAL RESOLUTION or where SPECIAL NOTICE of a resolution is required. For all other general meetings, at least 14 days' notice must be given.

     (B)  The notice for any general meeting must state:

          (i)   where the meeting is to be held;

          (ii)  the date and time of the meeting; and

          (iii) the general nature of the business for the meeting.

     (C) All shareholders must be given notice of every general meeting. The only exception is those shareholders who are not entitled to receive a notice because of:

          (i)   a provision in these articles; or

          (ii)  the terms of issue of the shares they hold.

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                                       17


          Notice must also be given to the company's auditors.

     (D) Where it is not practical to call a general meeting with the notice period required above, meetings may be held on short notice. The directors may call an annual general meeting on short notice if all the shareholders entitled to vote at the meeting agree. They may call any other general meeting on short notice if the majority of the shareholders entitled to vote at the meeting agree. The majority must also own not less than 95 per cent. in NOMINAL VALUE of the relevant shares.

54.  CLASS MEETINGS

     A separate meeting of the holders of a particular class of shares is called a class meeting. The articles relating to general meetings will also apply to class meetings, with any necessary changes. Where a class meeting is called to change or remove any of the rights attached to shares of the class, the following changes to the articles relating to general meetings will also apply:

     (i) business may only be conducted if 2 or more people are present who are shareholders or their proxies who hold at least one third in NOMINAL VALUE of the issued shares of the class;

     (ii) on a poll every shareholder is entitled to one vote for every share he has of the class;

     (iii) any shareholder who is present in person or by proxy can demand a poll; and

     (iv) at an adjourned meeting, business may be conducted if only one person who holds shares of the class, or his proxy, is present regardless of the number of shares he holds.

55.  OMISSION OR NON-RECEIPT OF NOTICE

     If the directors accidentally fail to send someone notice of a meeting or any other document relating to the meeting, the proceedings at that meeting will not automatically be invalid. Similarly, if, for whatever reason, someone does not receive a notice or any other document relating to a meeting which the directors send him, the proceedings will not be automatically invalid.

56.  POSTPONEMENT OR RELOCATION OF GENERAL MEETINGS

     Where the directors consider that it is impracticable or unreasonable to hold a general meeting at the place specified in the notice, they may move or postpone the meeting. If they do this, an announcement of the date, time and place of the rearranged meeting will, if practicable, be published in at least 2 national newspapers. Notice of the business of the meeting does not need to be given again.

                         PROCEEDINGS AT GENERAL MEETINGS

57.  PROCEEDING TO BUSINESS

     (A) Before a meeting proceeds to business and for so long as the meeting continues, there must be at least 5 people present who are shareholders or their proxies and who are entitled to vote. The only exceptions to this are contained in articles 54 (Class meetings) and 58 (Insufficient shareholders) and the appointment of a chairman of the meeting.

     (B) The shareholders need not be present in the same room, provided that there are facilities which allow all shareholders present at the meeting to participate in the proceedings of the meeting.

58.  INSUFFICIENT SHAREHOLDERS

     (A) If the number of shareholders required to proceed to business is not present within 5 minutes of the time fixed for the meeting to start, the meeting will be adjourned. Where the meeting is called on the request of shareholders, however, it will be dissolved. The chairman may extend the waiting time for up to one hour.

     (B) The date, time and place of the adjourned meeting may be set out in the original notice calling the meeting. If this is done the adjourned meeting must be not less than 3 and not more than 28 days later.

     (C) If no details are given in the original notice, the chairman of the meeting will decide when and where the adjourned meeting will take place. He must choose a date which is not less than 10 and not more than 28 days later. Shareholders must be given at least 7 days' notice of the adjourned meeting in any manner in which notice of a meeting may lawfully be given.

     (D) At any adjourned meeting, business may be conducted if there are only 2 people present who are shareholders or their proxies and who are entitled to vote. The notice of an adjourned meeting must state this.

59.  SECURITY ARRANGEMENTS

     The directors may put in place arrangements which they consider to be reasonable and appropriate for security at general meetings. This authority includes power to refuse entry to, or eject from meetings, people who fail to comply with the arrangements.

60.  CHAIRMAN OF GENERAL MEETINGS

     BOC's chairman will be the chairman of every general meeting where he is present. If the chairman is not present, a deputy chairman will chair the meeting. If neither are present within 5 minutes of the time for the meeting to start, or if the chairman and any deputy chairman are not willing to act, the directors present may choose one willing director to chair the meeting. If no willing director is present, the shareholders present will elect one of their number to chair the meeting.

61.  ORDERLY CONDUCT

     The chairman of a meeting may take any action he considers reasonable and appropriate for the proper and orderly conduct of the business to be carried out at the meeting.

62.  ENTITLEMENT TO ATTEND AND SPEAK

     Directors may attend and speak at any general meeting and at any class meeting. The chairman of a general meeting may also allow any one to attend and speak where he considers that this will help the business of the meeting.

63.  ADJOURNMENTS

     (A) The chairman of a general meeting may postpone or adjourn the meeting, before or after it has started and whether or not sufficient shareholders are present to proceed to business. He may, however, only do this if he considers that:

          (i) there is not enough room for the number of shareholders wanting to attend;

          (ii) the behaviour of anyone present is disrupting or is likely to disrupt the meeting; or

          (iii) an adjournment is necessary so that the business of the meeting can be properly carried out.

          The chairman does not need the consent of the shareholders to adjourn the meeting for any of these reasons.

     (B) At a meeting where sufficient shareholders, or their proxies, are present to proceed to business:

          (i) the chairman may, with the consent of the majority of shareholders, adjourn the meeting; and

          (ii) the chairman must adjourn the meeting if requested to by the majority of shareholders, or their proxies.

     (C) The chairman may decide on the time and place of the adjourned meeting, or may adjourn it indefinitely. If the meeting is adjourned indefinitely, the directors will set the time and place of the adjourned meeting. A reconvened meeting may only deal with business that could have been dealt with at the original meeting.

64.  NOTICE OF ADJOURNMENT

     Where a meeting is adjourned indefinitely or for 30 days or more, the directors will give at least 7 days' notice of the date, time and place of the adjourned meeting in the same way as for the original meeting. Where it is adjourned to a specific day within 30 days, no further notice needs to be given. It is not necessary to give notice of the business of any adjourned meeting.


                                   AMENDMENTS

65.  AMENDMENTS TO RESOLUTIONS

     (A) Amendments may be proposed to any resolution at any time if they are to correct an obvious error. No other amendments may be proposed to any SPECIAL or EXTRAORDINARY RESOLUTION. Other amendments to ORDINARY RESOLUTIONs may only be proposed where:

          (i) written notice of the amendment has been delivered to the registered office at least 48 hours before the time of the meeting or the adjourned meeting and the chairman considers that the amendment is not out of order; or

          (ii) the chairman of the meeting decides that the amendment is appropriate for consideration by the meeting.

     (B) Where the chairman decides in good faith that an amendment is out of order or inappropriate, his decision is final. The meeting's decision on the unamended resolution will not be affected by an error in the chairman's decision.

                                     VOTING

66.  VOTES OF SHAREHOLDERS

     Only shareholders who are present in person at a general meeting may vote on a show of hands. They will have one vote each. Proxies may not vote on a show of hands. On a poll, every shareholder present in person or by proxy will have one vote for every 25p in NOMINAL VALUE of the shares he holds. Shareholders may not vote where prohibited by these articles or the rights attached to their shares.

67.  METHOD OF VOTING

     Voting will be carried out by a show of hands unless a poll is demanded when or before the chairman declares the result of the show of hands. A poll may be demanded by:

     (a)  the chairman of the meeting;

     (b) 3 or more people present who are shareholders or their proxies and who are entitled to vote;

     (c) one or more shareholders whose shares give them together at least 10 per cent. of the total votes of all shareholders who may vote at the meeting; or

     (d) one or more shareholders whose shares allow them to vote at the meeting and where the total amount PAID on those shares is at least 10 per cent. of the total sum PAID on all shares giving the right to vote at the meeting.

     If there is a vote by show of hands and no poll is demanded, or any demand for a poll is withdrawn, the chairman's declaration of the outcome of the vote will be conclusive. If a poll is demanded and the demand is then withdrawn, any declaration by the chairman of the result of an earlier vote on that resolution by a show of hands will stand.

68.  PROCEDURE AND TIMING FOR A POLL

     A poll must be taken immediately where it is demanded on a vote to elect the chairman of the meeting, or to adjourn the meeting. In all other cases, the chairman will decide when, where and how the poll is to be taken. The shareholders may require the chairman to appoint scrutineers to monitor the poll. The poll must be taken within 30 days from the date it was demanded. It is not necessary to give notice of a poll. The result of the poll will be treated as a decision of the meeting at which the poll was demanded. The chairman's declaration of the outcome of the poll will be conclusive.

69.  CONTINUANCE OF OTHER BUSINESS AFTER POLL DEMAND

     A demand for a poll on a particular matter will not stop a meeting from continuing to deal with other matters.

70.  VOTING ON A POLL

     On a poll a shareholder may vote either in person or by his proxy voting for him. A shareholder may appoint more than one proxy to attend on the same occasion, provided each is appointed in respect of different shares. A proxy need not use all his votes or cast all the votes he uses in the same way.

71.  CASTING VOTE OF CHAIRMAN

     Where equal votes are cast on a show of hands or on a poll, the chairman of the meeting will have a casting vote.

72.  VOTES OF JOINT HOLDERS

     Where a share is held by more than one shareholder, only the vote of the most senior voting shareholder will be counted. For this purpose, seniority for that share is determined by the order in which the shareholders' names appear in the shareholders' register.

73.  VOTING ON BEHALF OF AN INCAPABLE SHAREHOLDER

     Where a court has made an order about a shareholder because he is incapable of managing his affairs, a person appointed to act for that shareholder may vote for him. He may also exercise any other rights of the shareholder relating to meetings. Before the representative does so however, he must deliver any evidence of his authority which the directors may reasonably require to the registered office at least 48 hours before the relevant meeting (or adjourned meeting). If the notice of meeting specifies a different place for the delivery of proxy forms, the evidence may be delivered to that address. The person appointed to act may appoint a proxy.

74.  NO RIGHT TO VOTE WHEN SUMS OVERDUE ON SHARES

     A shareholder may not vote at any general meeting or class meeting or exercise any other right relating to meetings where he has not PAID all amounts relating to his shares which are due at the time of the meeting.

75.  OBJECTIONS OR ERRORS IN VOTING

     Any objection to the right of any person to vote, or to the declared result of a vote must be made at the meeting at which the vote is taken. Objections must be raised with the chairman of the meeting. If the chairman decides that the vote should stand, the vote is valid for all purposes. The chairman's decision is final. Any objection raised after the meeting will not affect the vote.

                                     PROXIES

76.  EXECUTION OF PROXIES

     (A) A shareholder may appoint someone to represent him at meetings by using a proxy form. The representative is known as a proxy. A proxy form must be in writing, signed by the shareholder appointing the proxy, or by an attorney who must have written authority to sign the form. It must be in any commonly used form or in any other form which is approved by the directors. Where the proxy is appointed by a company, the proxy form should either be sealed by that company or signed by a director or someone else authorised to sign for it.

     (B) A proxy may alternatively be appointed by ELECTRONIC COMMUNICATION sent to the ADDRESS notified by BOC for that purpose, or by any other lawful means authorised by the directors. Any means of appointing a proxy which is authorised by or under this article is subject to any terms, limitations, conditions or restrictions that the directors may prescribe.

77.  DELIVERY OF PROXIES

     (A) Proxy forms must be delivered to the registered office, or to any other place specified in the notice of meeting or in the form itself. The appointment of a proxy by ELECTRONIC communication must be received at the ADDRESS specified by BOC for the purpose, whether specified in the notice of meeting, proxy form or in any ELECTRONIC COMMUNICATION issued by BOC inviting shareholders to appoint a proxy.

     (B) Proxy forms must be delivered and proxy appointments by ELECTRONIC COMMUNICATION must be received by BOC at least:

          (i) 48 hours before the meeting or adjourned meeting or a poll taken on the same day as the meeting; or

          (ii)  24 hours before any other poll is taken.

     (C) Evidence, satisfactory to the directors, showing the authority of a person who has signed a form on behalf of someone else must be delivered with the proxy form.

     (D) If more than one valid proxy form or proxy appointment by ELECTRONIC COMMUNICATION is delivered or received (as specified above) in respect of the same share for use at the same meeting and the details on them differ, the one which is delivered or received (as appropriate) last will be valid. Any form or ELECTRONIC COMMUNICATION delivered or received earlier will have no effect. If the directors cannot decide which was delivered or received last, none of the forms or ELECTRONIC COMMUNICATIONS will be treated as valid.

78.  AUTHORITY OF PROXY

     A proxy form or proxy appointment by ELECTRONIC COMMUNICATION will automatically give the proxy the right to demand a poll or to join others in demanding a poll. A proxy may also vote on any amendment to a resolution. A proxy form or proxy appointment by ELECTRONIC COMMUNICATION will be valid for any adjournment of the meeting to which it relates, unless the form or appointment by ELECTRONIC COMMUNICATION itself says that it is not. A proxy will not be entitled to speak at the meeting without the chairman's permission.

79.  IDENTITY OF PROXY

     A proxy does not have to be a shareholder.

80.  CANCELLATION OF PROXY'S AUTHORITY

     Where a proxy form or appointment by ELECTRONIC COMMUNICATION is to be cancelled, or the authority of a company representative is to be withdrawn, notice of the cancellation or withdrawal must be given either in writing to the registered office (or to any other place specified in the notice of meeting or in the form itself) or by ELECTRONIC COMMUNICATION to such ADDRESS specified for the purpose in the notice of meeting, proxy form or in any ELECTRONIC COMMUNICATION issued by BOC inviting shareholders to appoint a proxy. The notice must be given at least:

     (i) 48 hours before the meeting or adjourned meeting or a poll taken on the same day as the meeting; or

     (ii)  24 hours before any other poll is taken.

     Even where a shareholder has delivered a proxy form or appointed a proxy by ELECTRONIC COMMUNICATION, he may still attend and vote in person at the meeting or poll. In this case, where the shareholder votes in person on a resolution, the proxy will not be valid.

81.  CORPORATE REPRESENTATIVES

     Where a shareholder is a company, it may appoint a representative to act on its behalf at any general meeting or class meeting. The representative will be able to exercise the same powers which that company could have exercised if it were an individual. For the purposes of these articles the company will be present at a meeting when the representative is present.

            APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

82.  NUMBER OF DIRECTORS

     BOC must have at least 3 directors and not more than 25. The shareholders may change these requirements by passing an ORDINARY RESOLUTION at a general meeting.

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                                       25


83.  AGE OF DIRECTORS

     No one will be disqualified from being or becoming a director simply because he has reached the age of 70. It is not necessary to give SPECIAL NOTICE of a resolution appointing someone a director where he is 70 or more. However, where a director is proposed for appointment or reappointment at any general meeting, if the director will be 70 or more at the date of the meeting, the directors will state his age in the notice calling the meeting, or in an accompanying document. Where the directors accidentally omit to tell shareholders the age of a director where he is over 70, the proceedings, or any appointment or reappointment of that director at that meeting will still be valid.

84.  SHAREHOLDING QUALIFICATION

     Each director is required to hold 500 ordinary shares in BOC in his own name. He may not hold these shares jointly.

85.  APPOINTMENT OF DIRECTORS BY SHAREHOLDERS

     The shareholders may elect any willing person to be a director, either to fill a vacancy or as an additional director by passing an ORDINARY RESOLUTION. A retiring director may be reappointed.

86.  APPOINTMENT OF DIRECTORS BY THE BOARD

     The directors may pass a resolution to appoint any willing person to be a director, either to fill a vacancy or as an additional director. Any director appointed by the board must retire from office at the next annual general meeting. He may, however, be reappointed by the shareholders.

87.  NUMBER TO RETIRE

     (A) All directors must retire as directors at least every three years although they may, if willing, be reappointed by the shareholders.

     (B) At every annual general meeting at least one third of the current directors must retire as directors, although they may, if willing, be reappointed by the shareholders. Where the number of directors is not three or a number divisible by three, the minimum number of directors to retire will be the number which is nearest to and less than one third. Any directors appointed by the board under Article 86 will not be taken into account in determining who must retire by rotation.

88.  IDENTITY OF DIRECTORS TO RETIRE

     The directors to retire at an annual general meeting under article 87 must do so in the following order:

     (i) any director who is 70 or over at the date of the meeting; then, if more must retire

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                                       26


     (ii) any director who wishes to retire at the meeting and who does not want to be re-elected; then, if more must retire

     (iii) those directors who have been directors longest since they were last elected. Where there are directors who were last elected on the same date, they can agree on who is to retire. Where they do not agree, they must draw lots to decide.

     In addition, any directors appointed by the board under article 86 must retire.

89.  REMOVAL OF DIRECTORS BY SHAREHOLDERS

     The shareholders may pass an ORDINARY RESOLUTION to remove any director from office at any time. SPECIAL NOTICE must be given of this resolution. In the resolution, they may also elect a person to replace the director who is being removed.

90.  PERSONS ELIGIBLE AS DIRECTORS

     The only people who may be elected as directors at a general meeting are the following:

     (i)   directors retiring at the meeting;

     (ii)  anyone recommended by the directors; and

     (iii) anyone nominated by a shareholder in the following way:

           The shareholder must be entitled to attend and vote at the meeting. He must deliver to the registered office not less than 7 nor more than 42 days before the day of the meeting:

           (a) a letter stating that he intends to nominate another person for election as a director; and

           (b) written confirmation from that person that he is willing to be elected.

91.  TIME OF RETIREMENT

     Where a retiring director is not reappointed, he will cease to be a director when the shareholders appoint someone in his place or, where they do not do so, at the end of the meeting. When a retiring director is reappointed, he will continue with no break in office.

92.  VACATION OF OFFICE BY DIRECTORS

     In addition to the other provisions in these articles relating to the retirement of directors, a director will no longer be a director where:

     (i) he has not acquired 500 ordinary shares in BOC within 2 months of being appointed a director;

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                                       27


     (ii)   he ceases to hold 500 ordinary shares in BOC;

     (iii) he writes a letter of resignation which is delivered at a meeting of the directors or to the registered office;

     (iv) he is or has been suffering from mental ill health and the directors pass a resolution stating that he has ceased to be a director;

     (v) he has missed directors' meetings for a continuous period of twelve months without permission from the directors and the directors pass a resolution stating that he has ceased to be a director;

     (vi) he receives a notice requiring him to resign, signed by all the other directors;

     (vii) a bankruptcy order is made against him or he makes any arrangement or composition with his creditors; or

     (viii) he stops or is prohibited from being a director by virtue of LEGISLATION or any power conferred on the directors or shareholders under these articles.

     When a director stops being a director for any reason, he will also automatically cease to be a member of any committee or sub-committee of the board. Removal from office will be without prejudice to any claim which the director or BOC might bring in relation to any employment contract between him and BOC.

93.  ALTERNATE DIRECTORS

     (A) A director may appoint any person in his place to exercise and discharge all his functions, powers and duties as a director. Such a person is known as an alternate director. A director may appoint or remove his alternate director by giving written notice to the registered office or to a meeting of the directors (or in any other manner approved by the directors). The notice appointing the alternate director may contain conditions and limitations. Where the proposed alternate director is not already a director, the appointment will only be effective if it is also approved by the board. An alternate director will automatically stop being an alternate director when the director appointing him stops being a director.

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                                       28


     (B) An alternate director is entitled to receive notice of all directors' meetings and meetings of the committees of the board of which his appointor is a member where the appointing director has requested this. Where the appointing director is not personally present, the alternate director will be entitled to exercise and carry out all functions, powers and duties of his appointor.

     (C) The provisions of these articles relating to directors will apply to any alternate director except that the alternate director will not be able to appoint an alternate director and will not be entitled to any fees or other remuneration. An alternate director may be PAID expenses and will be entitled to be indemnified by BOC as if he were a director. An alternate director will be responsible to BOC for his own actions and will not be considered to be the agent of the director appointing him.

     (D) An alternate director will have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director.

94.  EXECUTIVE DIRECTORS

     (A) The directors may appoint a director to any executive position, on such terms and for such periods as they think fit. They may also terminate an appointment at any time. The directors will decide how much remuneration a director appointed to an executive office will receive (whether as salary, commission, profit share or any other form of remuneration) and whether this is in addition to or in place of his fees as a director.

     (B) If the directors terminate the appointment, the termination will not affect any right of BOC or the director in relation to any breach of any employment contract between the director and BOC.

     (C) Where a director holds the office of chairman, deputy chairman or managing director (or joint, deputy or assistant managing director), he will automatically stop holding that office when he stops being a director. The termination will not affect any right of BOC or the director in relation to any breach of any employment contract between the director and BOC.

     (D) Where a director holds any other executive office, he will not automatically stop holding the executive office simply because he stops being a director.

95.  THE TITLE "DIRECTOR"

     The directors may appoint people to posts within BOC where the job title includes the word "director". This, in itself, will not imply that the holder of the post is a director of BOC and he will not have any powers of a director of BOC.

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                                       29


                    FEES, REMUNERATION, EXPENSES AND PENSIONS

96.  DIRECTORS' FEES

     The total fees PAID to directors for attending normal board or committee meetings must not exceed (pound)500,000 a year or any other sum decided on by an ORDINARY RESOLUTION at a general meeting. The fees will be divided between some or all of the directors as the directors decide. If the directors fail to reach agreement, the fees will be divided between them equally. Where a director has not been a director for the whole year he will receive a proportionately smaller amount. In addition, directors may receive remuneration PAID under employment contracts and other provisions of these articles.

97.  ADDITIONAL REMUNERATION

     Where the directors consider that a particular director acts for BOC in a way which goes beyond attending normal board or committee meetings, they may choose to pay him additional remuneration.

98.  EXPENSES

     BOC may pay the reasonable travel, hotel and incidental expenses of directors. These must be properly incurred in attending general meetings, meetings of the directors or committees of the directors or in any other way connected with BOC'S business or in the performance of their duties as directors.

99.  PENSION AND BENEFITS FOR DIRECTORS

     (A) The directors may decide whether to provide pensions or other benefits to any director or former director of BOC, or any relation or dependant of such a person.

     (B) Anyone receiving such a benefit will not be disqualified from being or becoming a director of BOC. This article does not limit any of the powers given to the directors by the other articles, nor does it affect the directors' rights to receive fees and remuneration under any other article.


                              DIRECTORS' INTERESTS

100. DIRECTORS' INTERESTS AND VOTING

     (A) As long as the director complies with article 100(K), he may enter into any contract with BOC, or have any interest in any contract with BOC and he may keep any profit he makes as a result of the contract. Any reference in this article to a contract includes a reference to any proposed contract and to any other transaction or arrangement.

     (B) A director may hold any other position within BOC as well as being a director. The directors will decide the terms of his other appointment, including the length of the appointment and any associated remuneration. A director may not, however, be BOC's auditor.

     (C) A director may be, or become, a director or other officer or shareholder of any company in which BOC has any interest. He does not have to pay BOC or the shareholders any money he receives because of his interest in the other company.

     (D) The directors may use the votes relating to any shares held by BOC in any other company in any way they decide. Where BOC has any power of appointment in relation to another company, the directors may use this power as they think fit. BOC may vote for one of its own directors to be a director or officer of the other company. It may also vote on the remuneration to be given to directors or officers of the other company.

     (E) A director may act for BOC in a professional capacity, either alone or through his firm. He and his firm may be PAID for professional services as if he were not a director.

     (F) A director may not vote on any resolution about his own appointment as an officer or employee of BOC or any other company in which BOC has an interest, or about the terms or termination of such appointment. A director also may not vote on a resolution appointing, or terminating or varying the terms of appointment of, anyone else as an officer or employee of a company in which BOC has an interest and where the director wanting to vote owns 1 per cent. or more of it.

     (G) A director may not vote on any resolution concerning any contract in which he knows he has a material interest, unless the articles expressly allow it. For this purpose, the interests of anyone connected with him under section 346 of the COMPANIES ACT are added to the interests of the director himself. However, a director may vote on resolutions about any of the following matters, as long as the only material interests the director has in the resolution arise because of one or more of the following matters:

          (i) Giving any security, guarantee or indemnity in respect of money lent or obligations incurred by him or by anyone else at the request of or for the benefit of BOC or any of its subsidiary undertakings.

          (ii) Giving a third party any security, guarantee or indemnity in respect of a debt or obligation of BOC or any of its subsidiary undertakings for which the director himself has assumed responsibility in whole or in part under a guarantee or indemnity or by giving security.

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                                       31

          (iii) Where BOC or any of its subsidiary undertakings is offering SECURITIES and the director is or may be entitled to participate in the offer as a holder of SECURITIES or he is to participate in underwriting or sub-underwriting the offer.

          (iv) Any contract in which he is interested because of holding shares or other SECURITIES of BOC or because of having any other interest in BOC.

          (v) Any contract concerning another company in which he owns 1 per cent. or more. Article 100(H) explains how the level of a director's ownership is measured.

          (vi) Any contract relating to an arrangement for the benefit of the employees of BOC or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom the arrangement relates.

          (vii) Any contract concerning insurance which BOC proposes to maintain or purchase for the benefit of directors or for the benefit of persons including directors.

     (H) Where a company in which a director owns 1 per cent. or more is materially interested in a contract, the director will also be treated as being materially interested in that contract. A director will be treated as owning 1 per cent. or more of a company if he knows that he and the people connected with him (as defined in section 346 of the COMPANIES ACT) hold an interest in shares representing 1 per cent. or more of any class of equity share capital of the company or the voting rights in the company. Shares will not count where the director (or the connected person) has no beneficial interest in the share or is only entitled to the shares in the future. In addition, shares will not count where they are held in an authorised unit trust scheme in which the director, or connected person, is involved only as a unit holder.

     (I) Where a director may not vote on a particular resolution, he must not be taken into account in determining whether there are sufficient directors present to carry on business.

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                                       32


     (J) Where any question comes up at a meeting about whether a director has a material interest or whether he may vote, and the director does not agree to abstain from voting, the question must be referred to the chairman of the meeting. The chairman's ruling will be conclusive, unless the nature or extent of the director's interest has not been fairly disclosed to the directors. Where the director concerned is the chairman of the meeting, the matter will be decided by a resolution of the directors. This resolution will be conclusive, unless the nature and extent of the chairman's interest has not been fairly disclosed to the directors. Where this course is adopted, the chairman may be counted when considering whether there are sufficient directors present to carry on business, but may not vote on the matter.

     (K) When a director knows that he is in any way interested in a contract with BOC, he must tell the other directors. He must do this at the first directors' meeting after he knows that he is interested in the contract. To meet the requirements of this article, he may give a general notice to the directors stating that:

          (a) he is a shareholder of a specified company, or partner in a specified business and is interested in any contract between BOC and that company or business; or

          (b) he is interested in any contract between BOC and a specified person who is connected with him.

          The notice will not be effective unless it is given at a directors' meeting or discussed at the next directors' meeting after it is given.

(L) The shareholders may suspend or relax the provisions of this article by passing an ORDINARY RESOLUTION. They may also pass an ORDINARY RESOLUTION to ratify any contract which would otherwise be in breach of this article.


                         POWERS AND DUTIES OF THE BOARD

101. GENERAL POWERS OF BOC REST WITH THE DIRECTORS

     The directors will manage BOC'S business and in general may use all BOC'S powers. Where, however, any LEGISLATION, SPECIAL RESOLUTION of the shareholders, BOC'S memorandum or these articles say that a particular power must be exercised by the shareholders voting at a general meeting or may not be exercised by the directors, the directors may not exercise that power. Whether the directors may exercise a particular power at a specific time is governed by whether a prohibition is in place when the directors actually exercise the power. The directors may exercise all their powers at any meeting of the directors at which sufficient directors are present to carry on business.

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                                       33


102. DELEGATION TO COMMITTEES AND OTHERS

     (A) The directors may delegate any of their powers, authorities or discretions to committees of one or more individuals. The individuals on the committee need not be directors. Any committee may sub-delegate any of its powers, authorities and discretions to any individual or individuals. These individuals need not be members of the committee or directors.

     (B) Any committee must comply with any regulations specified by the directors from time to time. The meetings of any committee will be regulated by the same provisions as those regulating meetings of the directors, with any necessary changes. Regulations imposed by the directors in respect of a committee prevail in the case of inconsistency.

     (C) The directors may appoint anyone as BOC'S agent or attorney on such terms as they think fit. These will include the purpose, powers, authorities and discretions of the agent and any limitations or conditions. The directors may not give an agent or attorney any power, authority or discretion which they do not have themselves. The directors may decide how long such an appointment will last and may fix any terms relating to remuneration. The terms of appointment may also allow the agent or attorney to grant any or all of his powers, authorities or discretions to any other person. At any time the directors may remove any person appointed under this article or may vary the terms of the appointment. Where a person deals with an agent or attorney in good faith without knowing of the termination or amendment of his appointment, he will not be affected.

     (D) The directors may delegate any of their powers, authorities and discretions to any director on such terms as they think fit. The directors may terminate or amend any delegation under this article, but if a person deals with the director in good faith without knowing of the termination or amendment of his delegation, he will not be affected.

103. BORROWING POWERS

     (A) The directors may exercise all BOC'S powers relating to borrowing money, giving security and issuing debentures and other SECURITIES.

     (B) The directors will limit the total borrowings of BOC and, so far as they are able, its subsidiary undertakings. Together, BOC and its subsidiary undertakings are known as the group. The directors will not allow the total principal amount outstanding on the group's borrowings to exceed 2.5 times BOC'S adjusted capital and RESERVES unless the shareholders have passed an ORDINARY RESOLUTION allowing it. Any borrowings owed by one member of the group to another will not be taken into account unless specifically provided for in this article.

     (C) BOC'S adjusted capital and RESERVES will be established by starting with amounts taken from BOC's latest audited consolidated balance sheet, and then making the adjustments shown in this article.

     (D) The amounts taken from BOC's latest audited consolidated balance sheet consist of:

          (i)   the amount PAID up on BOC's issued share capital;

          (ii) the amount of BOC's consolidated capital and revenue RESERVES. These include any SHARE PREMIUM ACCOUNT, CAPITAL REDEMPTION RESERVE and any credit balance on BOC's consolidated profit and loss account. To this will be added an amount for goodwill PAID on the acquisition of any business or asset by any member of the group which has been written off against BOC's RESERVES since 30th September, 1989 to the extent that the business or asset has not been discontinued or disposed of, and after deducting any permanent decrease in value of these businesses or assets; and

          (iii) the amount set aside for any member of the group to pay deferred tax or similar liability;

          less:

          (iv) any debit balance on BOC's consolidated profit and loss account;

          and should exclude:

          (v) any minority interests in subsidiary undertakings of BOC not held by any member of the group; and

          (vi) any amount set aside for payment of tax not covered by (iii) above.

     (E)  The total is then appropriately adjusted to reflect:

          (i) any change in the amount PAID up on BOC's issued share capital, or the amount of BOC's consolidated capital and revenue RESERVES since the date of BOC's latest audited consolidated balance sheet disregarding profits or losses other than those resulting from transactions falling within
                (iii) below. Where any share issue has been unconditionally underwritten but not yet PAID up the proceeds of the issue will be included if they are due within 6 months of allotment;

          (ii) any distribution declared, recommended or made by any member of the group out of profits earned on or before the date of BOC'S latest audited consolidated balance sheet. There will only be an adjustment for a distribution if no provision for that distribution is included in that balance sheet and the distribution has not been, and will not be, made to another member of the group;

          (iii) any change in the composition of the group or in BOC'S shareholding in a member of the group since the date of BOC'S latest audited consolidated balance sheet and any future change resulting in an undertaking joining or leaving the group as a result of the transaction for which the calculation of borrowings is required; and

          (iv) anything else which the directors and the auditors consider should be reflected.

          Any amounts attributable to interests in subsidiary undertakings of BOC not held by any member of the group will be excluded.

     (F)  When calculating the group's borrowings, the directors will include:

          (i) the NOMINAL VALUE of the group's issued share capital not held by members of the group where a member of the group has guaranteed to repay it;

          (ii) the principal amount of any borrowed money where no member of the group has a beneficial interest in the principal but where a member of the group has guaranteed to pay or repay it;

          (iii) the principal amount of any debentures issued by any member of the group where no member of the group has a beneficial interest in the principal and any fixed or minimum premium which has to be PAID on the final repayment of any such debentures;

          (iv) the amount outstanding under any acceptance credits opened for any member of the group which are not acceptances of trade bills for the purchase of goods in the ordinary course of business;

          (v) a proportion of money borrowed by one member of the group from another where the lending member is not fully owned by BOC. The proportion included will be equivalent to the percentage share of the equity share capital of the lender which is not held, directly or indirectly, by BOC.

          The directors will not include the following items in the borrowings:

          (vi) a proportion of money borrowed by a subsidiary undertaking which is not fully owned by BOC. The proportion excluded will be equivalent to the percentage share of the equity share capital of the borrower which is not held, directly or indirectly, by BOC;

          (vii) amounts borrowed to repay other borrowings of any member of the group within 6 months;

          (viii) amounts borrowed by any member of the group to finance any contract where part of the price receivable is guaranteed by the Export Credits Guarantee Department or any other similar government department or agency up to the amount guaranteed; or

          (ix) borrowings of a subsidiary undertaking which were outstanding at the date it became a subsidiary undertaking but only for a period of 12 months from that date.

     (G) Certain current assets of the group will be credited against the group's borrowings. These consist of cash, short-term deposits and any marketable instruments in which the group's available FUNDS are temporarily invested. A proportion of these assets equivalent to the percentage of the equity share capital of a subsidiary undertaking which is not held, directly or indirectly, by BOC will be excluded.

     (H) Any foreign currency amounts will be translated into sterling when calculating total borrowings. When setting the exchange rate, the directors will use the rates used in translating the capital and RESERVES in BOC'S most recent audited consolidated accounts. If no rate is available for a particular currency, the directors will use the rate on an appropriate date chosen by the auditors for this purpose.

     (I) Under some borrowing arrangements, the borrowings of a partly owned subsidiary undertaking may be guaranteed by another member of the group. Where this is the case, the borrowings to be taken into account will be the borrowings of whichever member of the group causes the greater amount of borrowings to be taken into account.

     (J) A certificate or report by BOC'S auditors as to the amount of the adjusted capital and RESERVES will be conclusive. The directors may rely on an estimate of the adjusted capital and RESERVES made in good faith and, if as a result the borrowing limit is inadvertently exceeded, then the excess may be disregarded for 3 months after the directors learn that the limit has been exceeded.

     (K) No-one dealing with BOC or any of its subsidiary undertakings need be concerned whether the borrowing limit is observed. Borrowings incurred or security given in breach of the borrowing limit will not be invalid or ineffective unless the lender or the beneficiary of the security had express notice, before the borrowings were incurred or the security given, that the limit has been or would as a result be breached.

104. REGISTERS

     BOC may use the powers given by LEGISLATION to keep an overseas, local or other register. The directors may make and change any regulations relating to such registers, provided that where there are any CREST SHARES the regulations comply with the UNCERTIFICATED SECURITIES REGULATIONS.

105. PROVISION FOR EMPLOYEES

     The directors may use the powers provided by LEGISLATION to provide benefits for employees or former employees of BOC or any of its subsidiaries in connection with BOC or a subsidiary ceasing or transferring the whole or part of its business.


                            PROCEEDINGS OF THE BOARD

106. BOARD MEETINGS

     The directors may decide when to have meetings and how they will be conducted. They may also adjourn their meetings. Any director may call a meeting. The company secretary must call a meeting if asked to by a director.

107. NOTICE OF BOARD MEETINGS

     A meeting of the directors is called by giving notice to all the directors. Notice may be given to a director personally, by word of mouth or in writing, sent to him at his last known address or any other address or fax number given by him to BOC for this purpose. A director may waive notice of any past or future meeting.

108. PROCEEDING TO BUSINESS

     The directors may decide how many directors must be present before a directors' meeting can proceed to business. Where the directors have not decided on any other number, there must be 2.

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                                       38


109. DIRECTORS BELOW MINIMUM THROUGH VACANCIES

     The directors may continue to act even where one or more of them has stopped being a director. However, where the number of directors falls below 3, the continuing directors or director may only act to appoint further directors to make up the shortfall or to convene a general meeting for the sole purpose of appointing further directors.

110. APPOINTMENT OF CHAIRMAN

     (A) The directors may appoint one of their number to be the chairman or a deputy chairman of the board. They may also at any time remove him from that office. If the chairman is at a meeting, he will chair it if he is willing to do so. In his absence, the chair will be taken by a deputy chairman, if one is present and willing. If there is no willing chairman or deputy chairman present within 5 minutes of the time the meeting is due to start, the directors who are present may decide which one of them will chair the meeting.

     (B) Where there is more than one deputy chairman at a meeting, and the chairman is not there, the deputy chairman to take the chair will be the longest serving deputy chairman present.

111. VOTING

     Matters to be decided at any meeting will be decided by a majority of votes. If there are equal votes, the chairman of the meeting will have a casting vote.

112. PARTICIPATION IN MEETINGS BY TELEPHONE

     Directors or members of a committee may take part in a meeting of the directors or a committee by using a conference telephone or any communication equipment which allows everybody participating in the meeting to speak to and hear each other. Alternatively, the meeting may be conducted by a series of telephone calls from the chairman of the meeting. Taking part in this way will count as being present at the meeting. Meetings will be treated as taking place where the largest group of the participants are or, if there is no such group, where the chairman of the meeting is.

113. RESOLUTION IN WRITING

     A written resolution signed by all directors or all members of a committee at that time will be just as effective as a resolution passed by the same directors or committee members at a meeting which is properly held. The resolution may be passed by using several copies of the resolution, each signed by one or more directors. These copies may be received by the directors or committee members by fax or electronic-mail.

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                                       39


114. VALIDITY OF ACTS OF BOARD OR COMMITTEE

     Anything done by a meeting of the directors or a committee of them or by anyone acting as a director or committee member will be valid, even where it is later discovered that one of the individuals concerned was not properly appointed. This also applies where it is later discovered that someone was disqualified from being a director or had stopped being a director or was not entitled to vote on a particular matter.


                                    SECRETARY

115. APPOINTMENT AND REMOVAL OF COMPANY SECRETARY

     (A) The directors will appoint the company secretary on such terms and conditions as they think fit. The directors may also remove the company secretary but this is without prejudice to any action for breach of contract relating to any employment contract between the company secretary and BOC.

     (B) The directors may appoint 2 or more people to be joint company secretaries. They may also appoint acting, deputy or assistant company secretaries at any time as they think fit. Where a joint, acting, deputy or assistant company secretary has been appointed, any reference to the company secretary in these articles will include a reference to the joint, acting, deputy or assistant company secretary.


                                      SEALS

116. COMPANY SEALS

     (A) The directors may exercise all BOC'S powers given by LEGISLATION relating to company seals.

     (B) A document may only be sealed by BOC if authorised by the directors or a committee of the directors. Where BOC'S COMMON SEAL is to be used, the directors may decide who must witness the seal but where they have not done so the document must be signed by at least one director and the company secretary or by at least 2 directors. Where BOC'S SECURITIES SEAL is used, no one needs to sign the documents unless the directors or any LEGISLATION require them to.

     (C) Where a signature is required to witness a seal, the directors may decide that the individual need not sign the document himself but that his signature may be printed on it or applied by some other means.

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                                       40


117. AUTHENTICATION OF DOCUMENTS

     (A) Where a certified copy or extract of a document relating to BOC is required, a director, company secretary or anyone appointed by the directors with power to certify documents may certify the copies or extracts as true copies or extracts. Where a document is not at the registered office and a certified copy or extract is required, the local manager or other BOC employee responsible for keeping the document will be able to certify that it was a true copy.

     (B) Where a copy of a resolution or extract of minutes is certified in this way, the copy or extract will be conclusive evidence that the resolution has been passed or that the extract of minutes accurately records the proceedings to which it relates.


                          DIVIDENDS AND OTHER PAYMENTS

118. DECLARATION OF DIVIDENDS BY SHAREHOLDERS

     The directors may recommend the amount of any final dividend. The shareholders may then pass an ORDINARY RESOLUTION to declare the dividend, but the amount declared must not be higher than the amount recommended by the directors.

119. PAYMENT OF INTERIM AND FIXED DIVIDENDS BY THE DIRECTORS

     The directors may pay interim dividends and fixed rate dividends when they consider that the financial position of BOC justifies the payment. Where shareholders with shares giving them preferential rights suffer because an interim dividend has been PAID on other shares, as long as the directors act in good faith, they will not be liable for the loss.

120. CALCULATION AND CURRENCY OF DIVIDENDS

     (A) All dividends relating to particular shares will be PAID to those shareholders in proportion to the amounts which were PAID on the shares during the period for which the dividend is PAID. Any sums PAID in advance of a call do not count in calculating the amount of a dividend to be PAID on a share.

     (B) Dividends may be declared or PAID in any currency which the directors consider appropriate.

121. AMOUNTS DUE ON SHARES MAY BE DEDUCTED FROM DIVIDENDS

     Where a shareholder owes BOC any money for calls or anything else relating to his shares, the directors may deduct this amount from any dividend or other money due to the shareholder in connection with the shares.

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                                       41


122. PURCHASE OF ASSETS EFFECTIVE FROM PAST DATE

     Where BOC buys any assets with effect from a date in the past, the profits and losses resulting from the assets may be treated as profits or losses of BOC from that date if the directors think fit. Similarly, where assets are purchased with dividend or interest due, the dividend or interest may be treated as revenue if the directors think fit. BOC will not be obliged to CAPITALISE any of the dividend or interest income received.

123. NO INTEREST ON DIVIDENDS

     BOC will not pay interest on any dividend or other money due to a shareholder in respect of his shares.

124. WAIVER OF DIVIDENDS

     Where a shareholder wants to waive his entitlement to any dividend, he may do so by delivering a letter, signed by him, to BOC. If appropriate, the letter may be signed by whoever has become automatically entitled to the share by law. For the waiver to be effective, BOC must accept the letter and act upon it. BOC may continue to pay dividends even where it has received a letter of waiver.

125. PAYMENT PROCEDURE

     (A) Any money relating to a share payable in cash may be PAID by cheque, warrant or other financial instrument. The money will be sent by post to the shareholder at his registered address. Where there are joint shareholders, it will normally be sent to the shareholder whose name is first in the shareholders' register for those shares. The shareholder or joint holders may request in writing that the money be sent to a different address or be made payable to another person. BOC will have fulfilled its obligation to pay the money if the cheque, warrant or other instrument is honoured when it is presented to a bank.

     (B) BOC may also make any payment relating to a share by bank transfer, or similar method, to any account chosen by the shareholder, or joint holders. The shareholder or joint holders may also agree with BOC on any other means of payment, such as CREST. However, BOC will not be liable for any money lost or delayed in the course of any bank, or similar, transfer or where it has acted in accordance with any request from the shareholder.

     (C) Where someone is automatically entitled to a share by law, money in respect of the share will be PAID to him at his address as if he were the registered shareholder.

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                                       42


126. UNCASHED DIVIDENDS

     BOC may stop paying dividends where the letter is returned undelivered or the payments left uncashed on 2 consecutive occasions. It may also stop where one payment is returned undelivered or left uncashed and BOC has made reasonable enquiries to establish the correct address of the registered holder and has failed to do so. BOC will recommence sending dividend payments if requested to do so by the shareholder, or someone automatically entitled by law to the shares.

127. DIVIDENDS UNCLAIMED FOR 12 YEARS

     Where any dividend remains unclaimed for a period of 12 years from the date when it was declared or became due for payment, the shareholder will lose his right to the dividend. The unclaimed dividend will become BOC's property. The directors may pay unclaimed dividends into a separate account, but BOC will not be a trustee in respect of the unclaimed dividends.

128. DIVIDENDS NOT IN CASH

     The shareholders may pass an ORDINARY RESOLUTION so that a dividend is PAID wholly or partly by distributing BOC's assets rather than being PAID in cash. The shareholders may only do this where it is recommended by the directors. When assets are being distributed, the directors may settle any problems regarding their valuation and distribution as they think fit.

129. SCRIP DIVIDENDS

     The shareholders may pass an ORDINARY RESOLUTION allowing the directors to offer a scrip dividend. In a scrip dividend the directors offer ordinary shareholders the choice of further ordinary shares, credited as fully PAID, instead of cash as some or all of their cash dividend. Where a scrip dividend is offered, the following procedures will be adopted.

     (i) The ORDINARY RESOLUTION may apply to a particular dividend or to some or all dividends declared within a particular period. The period must not end more than 5 years after the resolution is passed.

     (ii) The value of the shares the shareholder may receive must be as nearly as possible equal to the cash dividend that he would receive, but no greater. The value of the shares will be taken as the average value of BOC's ordinary shares for the 5 dealing days starting from, and including, the day when the shares are first quoted "ex-dividend". The average value is derived from the average middle market quotations for BOC's ordinary shares on the London Stock Exchange which are published in its Daily Official List. The shareholders may specify a different manner of valuation in the ORDINARY RESOLUTION. A certificate or report by BOC's auditors stating the value of a share for any dividend will be conclusive.

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                                       43


     (iii) Fractions of shares may not be allotted. The directors may deal with any entitlement to fractions of shares as they think fit.

     (iv) When the directors declare or recommend any dividend, they must also announce any intention to offer a scrip dividend. When a scrip dividend is to be offered and the number of new shares the shareholders will be entitled to has been calculated, the directors must write to the shareholders explaining the procedure for choosing new shares instead of cash.

     (v) The directors may put procedures in place which enable shareholders to decide in advance whether or not to take shares, instead of cash, when any scrip dividend offer is made. The directors may alter existing procedures at any time.

     (vi) The directors may not offer shareholders the right to choose new shares unless BOC has sufficient unissued shares available for issue. BOC must also have sufficient amounts in its RESERVEs or FUNDS to be converted into capital equal to the total NOMINAL VALUE of the new shares to be allotted. The directors may choose which sum will be converted into capital. Any amount in any RESERVE or fund (including the profit and loss account) may be used.

     (vii) The directors may exclude particular shareholders from any scrip dividend offer where they think that the exclusion is necessary or convenient. In particular, they may exclude shareholders due to legal or practical problems under the laws of any country or the regulations of any overseas stock exchange or regulatory body.

     (viii) Where shareholders have chosen to receive shares instead of cash, the amount of cash PAID will be reduced and new ordinary shares will be allotted proportionately. The directors will convert a sum equal to the total NOMINAL VALUE of the new ordinary shares to be allotted into capital. This sum will be used to pay up the new ordinary shares which will then be allotted and distributed to the shareholders.

     (ix) The new shares will be CERTIFICATED SHARES where they are PAID as a dividend in respect of CERTIFICATED SHARES, and they will be CREST SHARES where they are PAID as a dividend in respect of CREST SHARES. However, this will not be the case where the directors, the UNCERTIFICATED SECURITIES REGULATIONS or the rules of CREST require otherwise.

     (x) The new shares will have the same rights as the existing fully PAID ordinary shares and will entitle their holders to all future dividends on ordinary shares. The shares will not carry any right to share in the dividend from which they arose.

     (xi) In relation to any particular proposed dividend the directors may withdraw a scrip dividend offer previously made to ordinary shareholders at any time before the allotment of the additional ordinary shares.

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                                       44


                           CAPITALISATION OF RESERVES

130. POWER TO CAPITALISE RESERVES AND FUNDS

     (A) Any sum in any RESERVE or fund (including the profit and loss account) of BOC may be CAPITALISED.

     (B) This may only happen where the shareholders have passed an ORDINARY RESOLUTION authorising the directors to do so. The amount must be distributed between the shareholders in proportion to their entitlement to dividends. However, the distribution may only be made as follows:

          (i) it may be used to pay up some or all of any amount on any issued shares which has not already been called, or PAID in advance; or

          (ii) it may be used to pay up in full any of BOC's unissued shares or debentures or other SECURITIES which would then be allotted and distributed, credited as fully PAID, to the shareholders.

          However, any amount taken from a SHARE PREMIUM ACCOUNT or a CAPITAL REDEMPTION RESERVE, and any RESERVE or fund representing unrealised profits, may only be used as set out in (ii) above.

     (C) The directors may manage the CAPITALISATION and distribution process as they think fit.


                                  RECORD DATES

131. POWER TO CHOOSE ANY RECORD DATE

     The directors may fix any date or time as the record date for any dividend, distribution, allotment or issue by BOC.


               ACCOUNTING RECORDS AND SUMMARY FINANCIAL STATEMENTS

132. RECORDS TO BE KEPT

     The directors must ensure that proper accounting records are kept in accordance with LEGISLATION. These records must explain BOC's transactions and show its financial position at any time with reasonable accuracy.

133. INSPECTION OF RECORDS

     Shareholders are not automatically entitled to inspect any of BOC's records. A shareholder may only inspect them where:

     (i)   LEGISLATION provides that right;

     (ii)  the directors authorise him to do so; or

     (iii) the shareholders authorise him to do so by ORDINARY RESOLUTION.

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                                       45


134. SUMMARY FINANCIAL STATEMENTS

      BOC may send summary financial statements to its shareholders instead of copies of its full reports and accounts. Any shareholder may request a copy of the full report and accounts from BOC.


             DELIVERY OF NOTICES AND OTHER DOCUMENTS TO SHAREHOLDERS

135. DELIVERY OF DOCUMENTS

     (A) BOC may deliver any notice or other document, including a share certificate, to a shareholder:

          (i)   personally;

          (ii) by posting it to, or leaving it at, the shareholder's registered address;

          (iii) through CREST, where the document relates to CREST SHARES; or

          (iv)  as agreed in writing with the shareholder concerned.

     (B) BOC may also, subject to applicable LEGISLATION, deliver any notice or other document (including where such notice or document is required to be given in writing pursuant to these articles), excluding a share certificate, to a shareholder by ELECTRONIC COMMUNICATION where:

          (i) BOC and that shareholder have agreed to the use of ELECTRONIC COMMUNICATION for sending copies of documents to the shareholder and:

               (a)  the documents are documents to which the agreement applies;
                    and

               (b) copies of the documents are sent using ELECTRONIC COMMUNICATION to such ADDRESS (or to one of such ADDRESSES if more than one) as may be notified to BOC by the shareholder for that purpose; or

          (ii) BOC and that shareholder have agreed to that shareholder having access to documents on a website (instead of the documents being sent to him) and:

               (a)  the documents are documents to which the agreement applies;
                    and

               (b) the shareholder is notified in a manner agreed for the purpose between BOC and the shareholder of:

                    (1)  the publication of the documents on a website;

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                                       46


                    (2)  the address of that website;

                    (3) the place on that website where the documents may be accessed and how they may be accessed; and

                    (4) the period of time for which the documents will be available on the website, which must be for a period of not less than 21 days from the date of notification or, if later, until conclusion of any general meeting to which the documents relate; and

               (c) the documents are published on that website throughout the period referred to in article (ii)(b)(4) above, provided that, if the documents are published on that website for a part but not all of such period, the documents will be treated as published throughout that period if the failure to publish those documents throughout the period is wholly attributable to circumstances which it would not be reasonable to have expected BOC to prevent or avoid.

     (C) Where there are joint shareholders, the notice or other document may be delivered to any one of the joint holders and will be treated as having been given to all the joint holders.

136. RECORD DATE FOR DELIVERY

     Where BOC sends out notices or other documents to shareholders, it may use the list of names and addresses on the shareholders' register at any time up to 15 days before the notice or document is sent. Any change of details on the register after that time will not affect the validity of the delivery and BOC is not obliged to send any further documents to any person entered on the shareholders' register after that date.

137. SHAREHOLDERS RESIDENT ABROAD

     Where a shareholder's registered address is outside the UNITED KINGDOM, he may give BOC a UNITED KINGDOM address to which notices or other documents should be sent and/or an ADDRESS for the receipt of ELECTRONIC COMMUNICATIONS. Where he does not do so, he will not be entitled to receive any notices or other documents from BOC.

138. DELIVERY TO PEOPLE AUTOMATICALLY ENTITLED BY LAW

     Where someone is automatically entitled to a share by law and the directors have sufficient proof of his entitlement, he must give BOC a UNITED KINGDOM address to which documents should be sent and may, if he wishes, provide an address for delivery of ELECTRONIC COMMUNICATIONS. He will then be entitled to receive notices or other documents at that address as if he were the registered shareholder. However until the directors have sufficient proof of his entitlement, where a notice or document is sent to a shareholder in accordance with the articles, even where another person is automatically entitled to the share by law, the notice or document will be treated as if it had been properly given. This is the case whether the shareholder was a sole shareholder or a joint shareholder.

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                                       47


139. WHEN NOTICE IS TREATED AS DELIVERED

     (A) Where a notice or document is sent by post, it is treated as being delivered the day after it was posted if sent by first-class post and the third day after posting if sent by second-class post. In proving that a notice or document was delivered, BOC must prove that the envelope was properly addressed and that it was posted with postage PAID.

     (B) Where a notice or document is left at a shareholder's registered address, it is treated as being delivered on the day it was left.

     (C) Where a notice or document is sent through CREST, it is treated as being delivered when BOC, or any CREST participant acting for BOC, sends the ISSUER-INSTRUCTION relating to the notice or document.

     (D) Where a notice or other document is sent by BOC by ELECTRONIC COMMUNICATION, it shall be deemed to have been sent at the expiration of 48 hours from the time it was sent to an ADDRESS supplied by the shareholder or of notification to the shareholder of its publication on a website. Proof that a notice or other document given or sent by ELECTRONIC COMMUNICATION was given or sent in accordance with current guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice or document was sent or given.

     (E) Where a notice or document is delivered by any other means agreed with the shareholder, it is treated as being delivered when BOC has done what it was authorised to do by the shareholder for this purpose.

140. TIME PERIODS

     Where these articles refer to a period of notice, the first day will be the day after the notice or document is treated as delivered. The last day of the period will be the day before the meeting, poll or other event relating to the notice or document.

141. NOTICE WHEN POST NOT AVAILABLE

     Where a general meeting cannot be called by sending a notice by post, the directors may call the meeting by publishing the notice in at least 1 national newspaper. If this is done, notice of the meeting will be treated as being delivered on the day the first newspaper advertisement appears. In any such case BOC may still serve notices by ELECTRONIC COMMUNICATION, subject always to applicable LEGISLATION. If it becomes practicable to send notices by post at least 7 days before the meeting, the directors will send a copy of the notice by post to those entitled to receive it and to whom it was not sent by ELECTRONIC COMMUNICATION by way of confirmation.

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                                       48


                            DESTRUCTION OF DOCUMENTS

142. PRESUMPTIONS WHERE DOCUMENTS DESTROYED

     (A) This article only applies where documents are destroyed in good faith by BOC with no express notice of any claim which the document may relate to. It applies whether a document is destroyed or disposed of in some other way. However, BOC is not automatically liable when it destroys any document in circumstances not covered by this article.

     (B) Where BOC destroys a cancelled share certificate more than one year from the date it was cancelled, it will be treated as a valid share certificate which was properly cancelled.

     (C) Where BOC destroys any dividend payment instruction, or any notification of change of name or ADDRESS of a shareholder (including an ADDRESS for the purposes of ELECTRONIC COMMUNICATION) more than 2 years after the instruction or notification was recorded by BOC, the instruction or notification will be treated as a valid and effective document. It will also be assumed that any details from it were correctly recorded.

     (D) Where BOC destroys a share transfer form more than 6 years after the share transfer has been registered, it will be treated as a valid and effective transfer form which was properly registered.

     (E) Where BOC destroys any other document which was the basis for making an entry on the shareholders' register more than 6 years after the date of registration, the document will be treated as valid and effective. It will also be assumed that the details from it were correctly recorded in the shareholder's register.

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                                       49


                                   WINDING UP

143. DIRECTORS' PETITION

     The directors may present a petition to a court for BOC to be wound up.

144. DISTRIBUTION OF ASSETS OTHER THAN CASH ON LIQUIDATION

     If BOC goes into liquidation, its assets may be distributed among the shareholders or transferred to and managed by trustees. The liquidator must act with the approval of a SPECIAL RESOLUTION of the shareholders. Where any assets are to be distributed among the shareholders, the liquidator will determine the values of the assets to be distributed and decide how they will be divided between the shareholders. Where any assets are transferred to trustees, the liquidator may decide on the nature of the trust. On a liquidation, no shareholder will be obliged to accept any shares or other assets where there is any liability associated with them.


                                    INDEMNITY

145. INDEMNITY OF OFFICERS

     Where permitted by LEGISLATION, BOC may indemnify any director or other officer against any liability. It may buy insurance for directors or officers against any liability.

     BOC will indemnify each director and other officer against any losses suffered as a director or officer when defending any legal proceedings in which judgment is given in his favour or he is acquitted. BOC will also indemnify a director or officer for any losses relating to any statutory application in which he is granted relief by the court. For the purposes of this Article 145, no person appointed or employed by BOC as an auditor is an officer of BOC.

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                                       50


                                    GLOSSARY

The following list is designed simply to explain, in part, the meanings of some of the more technical expressions used in these articles. It does not affect the meaning of any words used in the articles.

CAPITAL REDEMPTION RESERVE: a reserve of a company's funds established to ensure that the company's capital base remains the same when it redeems or repurchases shares. The amount relating to the shares which had previously been in the company's share capital or share premium account is redesignated as a part of the capital redemption reserve when the shares are redeemed or repurchased.

CAPITALISE: where a company capitalises some or all of its reserves, it converts the reserves into capital (such as shares). The process is known as capitalisation.

COMMON SEAL: any seal which BOC may have under the COMPANIES ACT and which BOC may use to execute documents.

CREST OPERATOR INSTRUCTION: once two matching sides of a share transfer have been authenticated within CREST, the CREST operator will issue an instruction to BOC's registrar to register the share transfer. This instruction is a CREST operator instruction. The operator also issues instructions to BOC's registrar for other purposes.

CUMULATIVE DIVIDEND: a dividend is cumulative where, if it cannot be PAID in one year because BOC does not have enough funds, the shareholder has the right to receive the dividend in a future year when BOC has sufficient funds to pay the dividend.

EXTRAORDINARY RESOLUTION: a resolution passed by a majority of at least 75 per cent. of the votes cast. Shareholders must normally be given at least 14 days' notice of any extraordinary resolution.

IN PRIORITY: where shares are created and rank in priority to other existing shares, the new shares entitle their holders to receive dividends or other distributions before, or in priority to, the holders of the other shares.

ISSUER-INSTRUCTION: an instruction given electronically by or on behalf of a company to the CREST operator in respect of its CREST SHARES.

NOMINAL VALUE: the value of the share when it was first entered in BOC's accounts. The nominal value is shown on the share certificate. The nominal value of BOC's ordinary shares is 25p. This should be contrasted with the market value which is the price at which shares are traded.

ORDINARY RESOLUTION: a resolution passed by a majority of more than 50 per cent. of the votes cast. Shareholders must normally be given at least 14 days' notice of any ordinary resolution.

ORDINARY SHAREHOLDERS: holders of ordinary shares in BOC.

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                                       51


RANK EQUALLY: where certain shares rank equally with other shares, both types of shares have exactly the same rights as each other unless it is expressly stated otherwise in the company's articles or the terms of issue. Where limited funds are available to meet their entitlements, the amount distributed to the holders of all the shares of equal rank will be reduced by the same proportion.

RESERVES or FUNDS: a company's reserves, or funds, are amounts which have been set aside in the company's accounts. For example, profits which are not PAID out to shareholders as dividends, or used in some other way, are held in the company's reserves. The capital redemption reserve and share premium account are also reserves.

SECURITIES: all shares, bonds and other investment instruments issued by a company which entitle the holder to a share in the profits or assets of that company or to receive a cash payment from a company.

SECURITIES SEAL: a seal used to stamp a company's securities as evidence that the company has issued them. BOC's securities seal is like BOC's common seal but with the addition of the word "securities".

SHARE PREMIUM ACCOUNT: when shares are issued by BOC, the subscription money represents the nominal value of the shares and a premium. The premium exists because the market value of the share is generally more than its nominal value and a company generally chooses to issue shares at a price close to the market value. The total of these premiums is held in a reserve known as the share premium account. This money may not be used to pay dividends.

SPECIAL NOTICE: where special notice is required of a resolution and a shareholder is proposing it, BOC must be informed of the proposal at least 28 days before the meeting. BOC should then give its shareholders at least 21 days' notice of the resolution, if this is practicable.

SPECIAL RESOLUTION: a resolution passed by a majority of at least 75 per cent. of votes cast. Shareholders must normally be given at least 21 days' notice of any special resolution.